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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PIEDMONT NATURAL GAS COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

THOMAS E. SKAINS
Chairman of the Board, President and Chief Executive Officer

January 22, 2008

Dear Shareholder:

        You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Piedmont Natural Gas Company, Inc. ("Piedmont "or "Company") to be held beginning at 8:30 a.m. on Thursday, March 6, 2008, at the Company's corporate headquarters, 4720 Piedmont Row Drive, Charlotte, North Carolina. We will review our 2007 performance and discuss our outlook for 2008, and respond to any questions you may have. We will also consider the items of business described in the Notice of Annual Meeting and Internet Availability of Proxy Materials and in the Proxy Statement accompanying this letter. The Proxy Statement contains important information about the matters to be voted on and the process for voting, along with information about the Company, its management and its directors.

        Every shareholder's vote is important to us.    Even if you plan to attend the Annual Meeting, please promptly vote by submitting your proxy by phone, by Internet or by mail. The "Commonly Asked Questions" section of the Proxy Statement and the enclosed proxy card contain detailed instructions for submitting your proxy.

        If you are unable to attend the Annual Meeting, you may listen live over the Internet, at our website at www.piedmontng.com.

        On behalf of the directors, management and employees of Piedmont, thank you for your continued support of and ownership in our Company.

Sincerely,

Thomas E. Skains

PIEDMONT NATURAL GAS COMPANY, INC.
4720 Piedmont Row Drive
Charlotte, North Carolina 28210
Notice of 2008 Annual Meeting Of Shareholders
And
Internet Availability of Proxy Materials

Time:	8:30 a.m. local time, Thursday, March 6, 2008
Place:
Piedmont Natural Gas Company, Inc.
Corporate Headquarters
4720 Piedmont Row Drive
Charlotte, North Carolina
Directions to the Annual Meeting of Shareholders are available by calling Shareholder Services at 704-731-4203.
Items of Business:	1)	Elect four directors as Class I directors and one director as a Class III director. The Board of Directors recommends a vote FOR each nominee.
	2)	Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2008 fiscal year. The Board of Directors recommends a vote FOR ratification.
	3)	Transact such other business as may properly come before the meeting or any adjournment thereof.
Proxy Voting:	Your vote is important. Please vote in one of these ways:
	1)	Visit the website, and use the Company Number and Account Number, shown on the enclosed proxy card;
	2)	Call the toll-free telephone number, and use the Company Number and Account Number, shown on the proxy card;
	3)	Mark, sign, date and promptly return the proxy card in the postage-paid envelope; or
	4)	Submit a ballot in person at the Annual Meeting of Shareholders.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on March 6, 2008:

  •
  The Company's Proxy Statement on Schedule 14A, form of proxy card, 2007 annual report to security holders on Form 10-K and 2007 Summary Annual Report are available at: http://phx.corporate-ir.net/phoenix.zhtml?c=76635&p=irol-financial_info.

By order of the Board of Directors,

Jane R. Lewis-Raymond Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

January 22, 2008

Table of Contents

Commonly Asked Questions	1
Proposals to be Voted Upon	5
Corporate Governance Information	7
Audit Committee Report	17
Executive Officers	18
Security Ownership of Management and Certain Beneficial Owners	19
Executive Compensation	20
Compensation Discussion and Analysis	20
Executive Officer Compensation Disclosure Tables	29
Compensation Committee Report	38
Equity Compensation Plan Information	38
Section 16(a) Beneficial Ownership Reporting Compliance	39
Other Business	39
Miscellaneous	39
Appendix A—Categorical Standards of Director Independence	A-1

PIEDMONT NATURAL GAS COMPANY, INC.
4720 Piedmont Row Drive
Charlotte, North Carolina 28210

PROXY STATEMENT

for 2008 Annual Meeting of Shareholders

This Proxy Statement, the proxy card and the Company's 2007 annual report to shareholders on Form 10-K, together with the Company's 2007 Summary Annual Report, are being sent to shareholders beginning on or about January 22, 2008.

COMMONLY ASKED QUESTIONS

Who is entitled to vote?

        Holders of record of shares of the Company's Common Stock at the close of business on January 7, 2008, the record date established by the Company's Board of Directors, are entitled to vote at the Annual Meeting, either in person or by proxy. Each shareholder of record will have one vote for every share of the Company's Common Stock owned on the record date.

        If your shares are registered directly in your name with the Company's stock transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, which are held in "street name." The Proxy Statement, 2007 annual report to shareholders on Form 10-K ("2007 Form 10-K") and 2007 Summary Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card that they include with these documents.

What will I be voting on?

        Proposal A: Election of five directors: the nominees are Malcolm E. Everett III, Frank B. Holding, Jr., Minor M. Shaw and Muriel W. Sheubrooks as Class I directors, and Frankie T. Jones, Sr. as a Class III director; and

        Proposal B: Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2008 fiscal year.

        You will also be voting on such other business, if any, as may properly come before the meeting or any adjournment thereof.

Who is soliciting my vote?

        The Company's Board of Directors is soliciting proxies to be voted at the Annual Meeting on the matters described in this Proxy Statement.

How do I vote?

        You can vote using any one of the following methods:

        Proxy card or voting instruction card—Sign and date each proxy card or voting instruction card that you receive and return it in the prepaid envelope.

        By telephone or the Internet—Call the telephone number or log on to the website set forth on the proxy card or voting instruction card and follow the instructions. The deadline for voting by telephone or Internet is 11:59 p.m. Eastern time, March 5, 2008.

        In person at the Annual Meeting—All shareholders of record may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares and wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or nominee, indicating that you were the owner of the shares on the record date, and present it to the inspectors of election with your ballot.

        When you properly submit your proxy card, proxies will be voted in accordance with the voting instructions provided to the Company. If no instructions are provided, proxies will be voted as indicated below under "What if I submit my proxy card or voting instruction card but don't provide voting instructions?"

        You can vote your shares for all, for some (by withholding authority to vote for any individual nominee) or none of the director nominees. You can also vote for, against or abstain from voting for the ratification of the appointment of Deloitte & Touche LLP.

How do I vote shares held in the Salary Investment Plan or Payroll Investment Plan?

        Under each of these 401(k) plans, the plan trustee will vote your plan shares in accordance with the directions you indicate on the proxy card or by voting by telephone or Internet. Please see "How do I vote?" above for further information on these voting methods.

Can I change my vote?

        If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by sending written notice of revocation or a new proxy card to the Corporate Secretary at the Company's address set forth above so that it is received prior to the close of business on March 5, 2008, or by submitting a new proxy by telephone or Internet after the date of the revoked proxy but prior to 11:59 p.m. Eastern time, March 5, 2008, or by attending the Annual Meeting and voting in person.

        If you own your shares through a broker, bank or nominee, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in "How do I vote?" above and deliver it to the Corporate Secretary at the Annual Meeting.

What happens if I do not submit my proxy?

        If you are a shareholder of record, then your shares will not be voted or counted towards a quorum if you do not submit a proxy or vote in person at the Annual Meeting.

        If you hold your shares through a brokerage firm or bank and do not submit a voting instruction card, then the brokerage firm or bank may exercise its discretionary power and vote your shares on Proposals A and B in accordance with its best judgment because these matters are considered "routine" under the applicable rules. Certain brokers have indicated that they will vote unvoted shares in proportion to the votes of all other accounts held with them.

        If you hold your shares through either of the Company's 401(k) plans and do not submit a proxy, your shares will not be voted or counted towards a quorum.

What if I submit my proxy card or voting instruction card but don't provide voting instructions?

        If your proxy is properly submitted and not revoked, but no instructions are given, the proxy will be voted in accordance with the recommendations of the Board of Directors, which is "FOR" Proposals A and B. If you hold your shares in street name and properly submit a voting instruction card with no voting instructions, your brokerage firm or other nominee may vote your shares on Proposals A and B in accordance with its best judgment because these matters are considered "routine" under the applicable rules. Certain brokers have indicated that they will vote unvoted shares in proportion to the votes of all other accounts held with them. Should other matters properly come before the Annual Meeting, the persons named in the proxy card will vote the proxies on such matters in accordance with their best judgment.

        If you hold your shares through either of the Company's 401(k) plans and your proxy is properly submitted and not revoked, but you do not provide voting instructions to the plan trustee, then your shares will not be voted.

How many shares must be present to conduct the Annual Meeting?

        As of the record date, 73,277,245 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting. A majority of those shares, present or represented by proxy, constitutes a quorum for the purpose of conducting the Annual Meeting and voting on proposals at the Annual Meeting. If you submit a properly executed proxy or voting instruction card, then your shares will be considered part of the quorum. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Broker non-votes are shares held in "street name" by brokers or other nominees over which the broker or nominee has no discretionary power to vote and for which it has not received specific voting instructions from the beneficial owner.

How many votes are needed to adopt the proposals?

        For the election of directors, the four nominees for Class I and the nominee for Class III receiving the highest number of affirmative votes cast for each respective Class will be elected. The ratification of the appointment of Deloitte & Touche LLP requires an affirmative vote of a majority of the votes cast. Other matters that may properly come before the Annual Meeting may require more than a majority vote under the Company's By-Laws, its Articles of Incorporation, the laws of the State of North Carolina, or other applicable laws or regulations. If you are present or represented by proxy at the Annual Meeting and you abstain, your abstention, as well as broker non-votes, if any, are not counted as votes cast on any matter to which they relate.

Who can attend the Annual Meeting?

        All shareholders, or their duly authorized proxy, may attend the Annual Meeting.

Who pays the costs of proxy solicitation?

        Directors, officers and employees of the Company may solicit proxies and will not be entitled to any additional compensation for any such solicitation. The Company will bear the full cost of the solicitation and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners.

Can I access the Proxy Statement and annual report on the Internet instead of receiving paper copies?

        Yes. This Proxy Statement, the form of proxy card, the 2007 Form 10-K and the 2007 Summary Annual Report are available at http://phx.corporate-ir.net/phoenix.zhtml?c=76635&p=irol-financial_info. If you are a shareholder of record and would like to access future Company proxy statements and annual reports electronically instead of receiving paper copies in the mail, there are several ways to do this. You can visit www.amstock.com to enroll, using the Company Number and Account Number on the front portion of your proxy card, or you can mark the appropriate box on your proxy card or follow the instructions if you vote by telephone or the Internet. If you choose to access future proxy statements and annual reports on the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address for those materials. Your choice will remain in effect until you advise us otherwise. If you have Internet access, we hope you make this choice. Receiving future annual reports and proxy statements via the Internet will be simpler for you, will save the Company money and is friendlier to the environment.

        If you own your shares through a broker, bank or nominee, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future proxy statements and annual reports on the Internet.

        New Securities and Exchange Commission rules permit the Company to provide shareholders with proxy material electronically instead of in paper form, even if they have not made the election to receive the material electronically. If the Company decides to take advantage of this efficient and environmentally friendly delivery alternative in the future, shareholders will receive a Notice of Internet Availability of Proxy Materials with instructions on how to access the material on the Internet.

Can multiple shareholders sharing my address receive just one copy of proxy statements and annual reports?

        The Company has adopted a process for mailing the Proxy Statement, 2007 Form 10-K, 2007 Summary Annual Report and Notice of Internet Availability of Proxy Materials called "householding." Householding means that shareholders who share the same address and agree to householding will receive only one copy of the proxy material, unless we receive instructions to the contrary from any shareholder at that address. The Company will continue to mail a proxy card to each shareholder of record.

        If you are a shareholder of record who shares the same address as another shareholder of record, you can agree to householding by (i) indicating on the enclosed ballot that you consent to householding, (ii) writing to our transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038, or (iii) calling the transfer agent at its toll-free number 1-800-937-5449. Householding reduces the Company's printing costs and postage fees, and we encourage you to participate. If you wish to discontinue householding or receive separate copies of the proxy statement, annual report on Form 10-K, summary annual report and Notice of Internet Availability of Proxy Materials for this year and in the future, you may so notify us, via the transfer agent at the telephone number or address above, and we will promptly comply with your request.

        If you own your shares through a broker, bank or other nominee, you may request householding or request separate copies of the Proxy Statement, 2007 Form 10-K, 2007 Summary Annual Report and Notice of Internet Availability of Proxy Materials by notifying your broker, bank or nominee.

When are shareholder proposals due for the 2009 Annual Meeting?

        In order to be considered for inclusion in next year's proxy statement and proxy card, shareholder proposals must be submitted in writing to the Company's Corporate Secretary, Piedmont Natural Gas Company, Inc., 4720 Piedmont Row Drive, Charlotte, North Carolina 28210, fax: (704) 365-8515, so that they are received by September 25, 2008. Any proposal received after that date will not be eligible for inclusion in next year's proxy statement and proxy card. A shareholder who otherwise wishes to submit a matter for consideration at the 2009 annual meeting must submit notice of such matter to the Company's Corporate Secretary at the address or fax number above so that it is received by the Company by no later than December 9, 2008. The Company will use its discretionary authority to vote on any matter presented for vote for which notice is received after that date.

How can I contact a member of the Board of Directors?

        Any shareholder or interested party may contact the Board of Directors, any member of the Board of Directors, including the Lead Independent Director, or the non-management directors as a group by writing to the Board of Directors, the non-management directors as a group or any individual director in care of Piedmont Natural Gas Company, Inc., 4720 Piedmont Row Drive, Charlotte, North Carolina 28210, or by sending a written communication to the Company's Corporate Secretary at that address. Any communication addressed to an individual director at that address will be delivered or forwarded to the addressee as soon as practicable. Communications addressed to the Board of Directors or to an unspecified director will be forwarded to the Chairman of the Board, and communications addressed to the non-management directors as a group will be forwarded to the Lead Independent Director.

PROPOSALS TO BE VOTED UPON

PROPOSAL A—ELECTION OF DIRECTORS

  The Board of Directors recommends a vote FOR each nominee.

        The By-Laws of the Company provide that the Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolution of the Board, but shall not be less than nine. The number of directors is currently fixed at 13. Upon the retirement of director D. Hayes Clement at the 2008 Annual Meeting pursuant to the Company's retirement policy for directors, the Board intends to adopt a resolution fixing the number of directors at 12. The Articles of Incorporation divide the Board into three classes, designated Class I, Class II and Class III, with one class standing for election each year for a three-year term. The Articles provide that each class shall consist as nearly as possible of one-third of the total number of directors constituting the entire Board.

        Malcolm E. Everett III, Frank B. Holding, Jr., Minor M. Shaw and Muriel W. Sheubrooks, whose terms expire at the 2008 Annual Meeting, are again standing for election as Class I directors. The Board has determined that each of these directors is an independent member of the Board. In addition, Frankie T. Jones, Sr., is standing for election as a Class III director. Upon recommendation by the independent members of the Board, the Board elected Dr. Jones as a member of the Board of Directors in Class III effective July 1, 2007. Dr. Jones has been determined by the Board to be an independent member of the Board. The terms of the Class I directors elected at the Annual Meeting will expire in 2011. The term of the Class III director elected at the Annual Meeting will expire in 2010.

        The Board does not know of any nominee who will be unable or unwilling to serve, but in such event, the proxies will be voted under discretionary authority for a substitute designated by the Board, or the Board may take appropriate action to provide for a lesser number of directors.

PROPOSAL B—RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008

  The Board of Directors recommends a vote FOR this proposal.

        The Board of Directors concurs with the reappointment by the Audit Committee, subject to shareholder ratification, of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2008. Deloitte & Touche LLP has served as the Company's independent auditors since 1951. Although not required to submit the appointment to the shareholders for ratification, the Board believes it is desirable that an expression of shareholder opinion be solicited and recommends the ratification. If the shareholders do not ratify this appointment, the Audit Committee will consider whether to engage another registered public accounting firm.

        Deloitte & Touche LLP representatives are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        The aggregate fees and reimbursable expenses for professional services provided by Deloitte & Touche LLP that were billed or are to be billed for the fiscal years ended October 31, 2007 and 2006, are:

Fees for Services	2007	2006
Audit Fees	$946,116	$904,440
Audit-Related Fees(a)	25,000	112,450
Tax Fees(b)	0	26,750
All Other Fees(c)	5,750	6,270

Total Fees	$976,866	$1,049,910

    (a)
    Consists of audits of, and services related to the audits of, the Company's employee benefit plans. These services are no longer being performed by Deloitte & Touche LLP.

    (b)
    Consists of preparation of income tax returns for employee benefit plans.

    (c)
    Consists of 2005 financial and tax planning services for retired executives that had not previously been billed. These services are no longer being performed.

        The Audit Committee approves, in advance, all services by the independent auditors, whether or not related to the audit. The Audit Committee has delegated to the Chair of the Audit Committee the authority to grant such approvals. Services approved by the Chair must be presented to the full Audit Committee for ratification at the next regularly scheduled Audit Committee meeting.

CORPORATE GOVERNANCE INFORMATION

Information Regarding the Board of Directors

Nominee for Election as Class III Director Continuing in Office Until 2010:	Date First Elected to Board
Dr. Frankie T. Jones, Sr.	2007	Age 60. President and Chief Operating Officer of B&C Associates, Inc., a global management consulting, marketing research and public relations firm, High Point, North Carolina.
Nominees for Class I Directors Continuing in Office Until 2011:
Mr. Malcolm E. Everett III	2002	Age 61. Retired Senior Executive Vice President, Director of Corporate and Community Affairs, Wachovia Corporation (banking and investment services), Charlotte, North Carolina.
Mr. Frank B. Holding, Jr.	2003
		Age 46. President and Chief Administrative Officer, First Citizens BancShares, Inc. (banking and investment services), Raleigh, North Carolina. Mr. Holding is also a director of First Citizens BancShares, Inc.
Ms. Minor M. Shaw	2004	Age 60. President, Micco Corporation (investments), Greenville, South Carolina. Ms. Shaw is also a trustee of Columbia Nations Funds, Boston, Massachusetts.
Ms. Muriel W. Sheubrooks	1993	Age 66. Retired Partner, Greater Carolinas Real Estate Services, Inc. (real estate services), Charlotte, North Carolina.
Class III Directors Continuing in Office Until 2010:
Mr. Jerry W. Amos	1978	Age 69. Retired attorney at law, Seabrook Island, South Carolina. Prior to January 2005, Mr. Amos was a partner in the law firm of Nelson, Mullins, Riley & Scarborough, L.L.P.
Ms. Vicki McElreath	2006
		Age 58. Retired Audit Partner, PriceWaterhouseCoopers LLP (accounting and auditing services), Savannah, Georgia. A partner since 1990, Ms. McElreath served as Managing Partner for the Carolinas from 1998 until her retirement in June 2006. Ms. McElreath is also a director of RBC Centura Banks, Inc.

Mr. Thomas E. Skains	2002
		Age 51. Chairman of the Board, President and Chief Executive Officer of the Company, Charlotte, North Carolina. Mr. Skains became Chairman of the Board in December 2003. Mr. Skains has been President and Chief Executive Officer since February 2003. From 2002 to 2003, Mr. Skains was President and Chief Operating Officer.
Class II Directors Continuing In Office Until 2009:
Dr. E. James Burton	2006	Age 61. Dean of the Jennings A. Jones College of Business at Middle Tennessee State University, Murfreesboro, Tennessee.
Mr. John W. Harris	1997	Age 60. President of Lincoln Harris L.L.C. (commercial real estate and investment management), Charlotte, North Carolina. Mr. Harris is also a director of Dominion Resources, Inc. and Mapeley, Ltd.
Mr. Aubrey B. Harwell, Jr.	2002	Age 65. Managing Partner in the law firm of Neal & Harwell, PLC (legal services), Nashville, Tennessee.
Dr. David E. Shi	2003	Age 56. President, Furman University (educational institution), Greenville, South Carolina.

        Mr. D. Hayes Clement, who has been a director since 2000, will be retiring at the 2008 Annual Meeting. The Company thanks Mr. Clement for his valued and capable service.

Independence of Board Members and Related Party Transactions

  Independence

        The Board determines independence of each director annually at the time that nominees for director are approved for inclusion in the Company's annual proxy statement, or at such time as a director joins the Board if other than at an annual meeting. A determination of independence is based on satisfaction of the independence criteria of the New York Stock Exchange and applicable rules of the Securities and Exchange Commission, as well as an affirmative determination that the director has no material relationships with the Company. In this regard, the Board has adopted categorical standards of director independence, which are set forth in the Corporate Governance Guidelines in the "About Us-Corporate Governance" section of the Company's website at www.piedmontng.com and attached to this Proxy Statement as Appendix A. In determining independence, the Board considered the transactions described under "Related Party Transactions" below.

        After consideration of all relevant facts and circumstances, the Board determined that all non-management directors other than Jerry W. Amos met the categorical standards of independence set by the Board. Based on this and the other criteria for independence described above, the Board has concluded that the following majority of Board members, which includes all non-management members other than Jerry W. Amos, are independent: E. James Burton, D. Hayes Clement, Malcolm E. Everett III, John W. Harris, Aubrey B. Harwell, Jr., Frank B. Holding, Jr., Frankie T. Jones, Sr., Vicki McElreath, Minor M. Shaw, Muriel W. Sheubrooks and David E. Shi.

  Related Party Transactions

        The Company's policy for the review and approval of related party transactions is set forth in its Corporate Governance Guidelines. All transactions, arrangements and relationships in which the Company is or will be a participant and in which any director, nominee for director, executive officer, person known by the Company to beneficially own more than 5% of the Company's Common Stock or any immediate family member of the foregoing has or will have a material interest must be reviewed and, if appropriate, approved by the Directors and Corporate Governance Committee. Related party transactions include those relationships described in the categorical standards of director independence as well as those described in Items 404(a) and 404(b) of Regulation S-K of the Securities and Exchange Commission as in effect from time to time. Each director is required to bring to the attention of the Directors and Corporate Governance Committee any related party transactions involving the director promptly and to the extent practicable prior to entering into such transaction so that the Committee may recommend to the full Board whether the transaction at issue impairs the independence of the director. The Directors and Corporate Governance Committee is responsible for reviewing all related party transactions annually and as they are brought to the attention of the Committee.

        In determining independence, the Board of Directors considered the following transactions, which were entered into prior to fiscal 2007:

  •
  The Company is a party to a lease agreement with Piedmont Row Drive, LLC, pursuant to which it leases its corporate office space at Piedmont Town Center One in Charlotte, North Carolina. Piedmont Row Drive, LLC, purchased the building in October 2007 from Piedmont Town Center One, LLC, in which director John W. Harris indirectly owns an 18% interest. In fiscal 2007, the Company paid Piedmont Town Center One, LLC, $2,943,352 under the lease. Mr. Harris did not receive in fiscal 2007, and does not currently receive, any distributions from Piedmont Town Center One, LLC. The Board determined that this transaction did not impair Mr. Harris' independence.

  •
  In December 2004, Jerry W. Amos retired as a partner in the law firm of Nelson Mullins Riley & Scarborough, L.L.P., which prior to that date provided legal services to the Company. From January 3, 2005, through December 31, 2006, Mr. Amos provided legal and consulting services to the Company pursuant to an engagement letter. The Company paid $20,834 to Mr. Amos in direct compensation during fiscal year 2007 for those services. The Board determined that this transaction was contrary to one of the Company's categorical standards of independence and thus impaired Mr. Amos' independence.

Chairman of the Board

        In March 2007, the Board re-elected Thomas E. Skains as Chairman of the Board. The Chairman of the Board presides at all meetings of the Board and exercises and performs such other powers and duties as may be periodically assigned to him by the Board or prescribed by the Company's By-Laws.

Lead Independent Director

        In March 2007, the Board re-elected Malcolm E. Everett III as the lead non-management director (the "Lead Independent Director"). The Lead Independent Director chairs Board meetings during any meetings or portions of meetings where the Chairman is absent, including all executive sessions. The Lead Independent Director also consults with the Chief Executive Officer on business issues and with the Chief Executive Officer and the chairman of the Directors and Corporate Governance Committee on Board governance issues.

Committees of the Board

        The Board of Directors has the five standing committees described below. Each committee has a written charter adopted by the Board that can be found as part of the Corporate Governance Guidelines in the "About Us-Corporate Governance" section of the Company's website at www.piedmontng.com and is available in print to any shareholder who requests it. As discussed above under "Independence of Board Members and Related Party Transactions," the Board has determined that each member of the Audit Committee, Compensation Committee and Directors and Corporate Governance Committee is independent.

Committee	Members	Committee Responsibilities
Audit Met 7 times in fiscal year 2007
Vicki McElreath (Chair)
E. James Burton
D. Hayes Clement (retiring at
    the 2008 Annual Meeting)
Frank B. Holding, Jr.
Muriel W. Sheubrooks

The Board has determined that each member of the Audit Committee is financially literate as defined by the listing standards of the New York Stock Exchange. In addition, the Board has determined that Dr. Burton, Mr. Clement and Ms. McElreath each qualifies as an "audit committee financial expert" as defined by regulations adopted by the Securities and Exchange Commission.
The Audit Committee (a) serves as an independent and objective body to monitor, assess and assist Board oversight of the integrity of the Company's financial statements, compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence and the performance of the Company's internal audit function and independent registered public accounting firm; (b) oversees the audit and other services of the Company's independent registered public accounting firm and is directly responsible for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm; and (c) provides an open avenue of communication among the Company's independent registered public accounting firm, accountants, financial and senior management, the internal auditing department and the Board.
Compensation Met 5 times in fiscal year 2007	John W. Harris (Chair) D. Hayes Clement (retiring at the 2008 Annual Meeting) Malcolm E. Everett III Minor M. Shaw
The Compensation Committee oversees compensation policies and programs. It also approves the salaries and other compensation of elected officers and reviews executive development and management succession plans.

Directors and Corporate Governance Met 4 times in fiscal year 2007	Aubrey B. Harwell, Jr. (Chair) Malcolm E. Everett III John W. Harris Frankie T. Jones, Sr. David E. Shi
The Directors and Corporate Governance Committee reviews and articulates the governance structure of the Board and the Company's position and practices on significant issues of corporate and public responsibility. It also determines the composition of Board committees. This Committee also recommends to the Board nominees to fill vacancies on the Board as they occur and recommends candidates for election as directors at annual meetings of shareholders.
Finance Met 2 times in fiscal year 2007	Frank B. Holding, Jr. (Chair) Jerry W. Amos E. James Burton Aubrey B. Harwell, Jr. Minor M. Shaw	The Finance Committee reviews the financial condition of the Company and makes recommendations to the Board with respect to the Company's capital budget and financing needs.
Benefits Met 5 times in fiscal year 2007	Muriel W. Sheubrooks (Chair) Jerry W. Amos Frankie T. Jones, Sr. Vicki McElreath David E. Shi	The Benefits Committee oversees the operation and administration of all broad-based employee health and welfare and retirement plans sponsored by the Company.

Compensation Committee Information

  Compensation Committee Interlocks and Insider Participation

        The following directors were members of the Company's Compensation Committee in fiscal year 2007: John W. Harris (Chair), D. Hayes Clement, Malcolm E. Everett III and Minor M. Shaw. None of these individuals has ever been an officer or employee of the Company. There were no interlocking compensation committee relationships with other companies within the meaning of the Securities and Exchange Commission's proxy rules.

  Process for Determining Compensation

        The primary function of the Compensation Committee is to provide overall guidance for the development of compensation programs for officers and key managers that

  •
  are fair, appropriate, competitive and consistent with current rules and regulations,

  •
  will attract and retain persons of outstanding ability, and

  •
  will reward officers and key managers for superior corporate performance.

        In addition to providing such overall guidance for the Company's compensation programs, the Compensation Committee annually reviews and approves the compensation of all officers of the Company who are elected by the Board. The Compensation Committee also administers and determines the terms and provisions of all awards under the Company's incentive and equity based plans. In fiscal 2007, the Compensation Committee's approval of goals, objectives and compensation levels were subject to approval by the Board of Directors, or, with respect to goals, objectives and compensation of the Chief Executive Officer and Senior Vice Presidents, to approval by a majority of the independent directors of the Board.

        The Company's Chief Executive Officer ("CEO") assists the Compensation Committee by developing pay recommendations for the Company's officers. The CEO is assisted in the development of the pay recommendations by the Company's Human Resources department.

        The Compensation Committee has the sole authority to retain and terminate consulting firms to assist in the evaluation of CEO or senior executive compensation and to approve the fees of such consultants. The Compensation Committee has retained Hay Group, Inc. ("Hay Group"), as its independent compensation consultant for several years. In fiscal year 2007, Hay Group assisted the Compensation Committee on the following matters:

  •
  analysis of the competitive position of the Company's executive compensation program,

  •
  review of the pay recommendations made by the CEO for the Company's officers,

  •
  administration of the Company's Short-Term Incentive Plan and Mission, Values and Performance Plan, including setting incentive targets for fiscal year 2008,

  •
  administration of the Company's Long-Term Incentive Plan, including setting performance unit award levels for the three-year performance period that began on November 1, 2007,

  •
  review of market data for comparable positions and recommendation on setting the CEO's compensation, and

  •
  compliance with the disclosure rules for executive compensation.

Executive Sessions of Board of Directors Meetings

        Executive sessions of the Board attended by only non-management directors are held at each Board meeting and at such other times as may be requested by any director. An executive session of all independent directors is also held at least once per year. An executive session of non-management directors was held at each Board meeting during the 2007 fiscal year.

Attendance at Annual Shareholders Meeting and Board and Committee Meetings

        All directors attended the 2007 Annual Meeting of Shareholders. The Board has a policy that all directors should attend each shareholder and Board meeting and each meeting of each Board committee on which they serve unless there are extenuating circumstances preventing such attendance. During the 2007 fiscal year, the Board held five Board meetings. Each director attended at least 75% of the total number of Board meetings and meetings of committees on which such director served.

Director Compensation

        During fiscal 2007, each director was paid the following amounts:

  •
  Annual cash retainer of $24,000, paid in monthly installments;

  •
  Board and Committee meeting fees of $1,500 (Committee Chairs receive $1,800);

  •
  Annual Committee Chair retainers—Audit ($8,000), Benefits ($2,500), Compensation ($5,000), Directors and Corporate Governance ($5,000), and Finance ($2,500);

  •
  Lead Independent Director retainer of $10,000;

  •
  25% match for retainer and meeting fees if a director elects to invest all of his or her retainers and meeting fees in the Company's Dividend Reinvestment and Stock Purchase Plan;

  •
  Annual grant of $20,000 (not prorated for directors elected to the Board after date of payment, typically March), required to be invested in Company Common Stock;

  •
  New director grant of $15,500, payable upon election of the director to the Board, and required to be invested in Company Common Stock.

        All amounts received by directors as fees, retainers and grants in fiscal 2007 are held in the form of Company Common Stock, since all directors elected to invest their retainer and meeting fees in the Company's Dividend Reinvestment and Stock Purchase Plan. The 25% match and grants are paid by the Company in the form of cash contributions to the directors' Dividend Reinvestment and Stock Purchase Plan accounts.

        In September 2007, the Directors and Corporate Governance Committee engaged Hay Group to present the Company's Board with a competitive analysis of the Company's director compensation program. The last time such an analysis was conducted was in 2005. Based on this analysis, the Board approved the following changes to the director compensation structure, effective for fiscal year 2008:

  •
  Annual cash retainer increased to $28,000;

  •
  Committee Chairs receive the same Board and Committee meeting fees as all other directors ($1,500);

  •
  Annual grant (required to be invested in Company Common Stock) increased to $30,000.

        The Company provides certain non-employee directors with retirement and change-in-control benefits pursuant to a Director Retirement Benefits Agreement. These retirement benefits apply to non-employee directors first elected to the Board on or before August 20, 2003 and will be payable to those directors upon retirement from the Board if at the time of retirement the director is age 72 (the Company's mandatory director retirement age) or has served on the Board at least 10 continuous years. The annual retirement benefit, paid in monthly installments, is equal to the annual cash retainer in effect at the time of the director's retirement and is paid for the life of the director. Should such a director die before receiving the benefit for 10 years, the retirement benefit would be paid to the director's designated beneficiary(s) for the remaining portion of the 10-year period. In the event of a Change-in-Control or Potential Change-in-Control (each as defined in this agreement), eligible directors are entitled to receive the retirement benefits as if the director had retired on the date immediately preceding the Change-in-Control regardless of the number of years served, or, at the option of the director, a lump sum cash amount equal to 150% of the net present value of the retirement benefits. Six of the Company's directors are eligible for this retirement benefit, including Mr. Clement, who is retiring from the Board at the 2008 Annual Meeting. The Company also makes medical insurance available for directors first elected on or before August 20, 2003.

        The Company matches charitable giving by each director up to a maximum of $1,000 per year.

Director Compensation

        The following table shows compensation paid by the Company to non-management directors for the fiscal year ended October 31, 2007.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)	Option Awards ($)	Change in Pension Value and Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Mr. Jerry W. Amos	$62,000	$0	$0	$0	$31,334	$93,334
Dr. James E. Burton	$66,500	$0	$0	$0	$11,625	$78,125
Mr. D. Hayes Clement	$80,200	$0	$0	$0	$16,050	$96,250
Mr. Malcolm E. Everett III	$75,000	$0	$0	$0	$13,750	$88,750
Mr. John W. Harris	$66,700	$0	$0	$0	$11,675	$78,375
Mr. Aubrey B. Harwell, Jr.	$66,700	$0	$0	$0	$11,675	$78,375
Mr. Frank B. Holding, Jr.	$68,100	$0	$0	$0	$12,025	$80,125
Dr. Frankie T. Jones, Sr.	$29,500	$0	$0	$0	$3,500	$33,000
Ms. Vicki McElreath	$78,400	$0	$0	$0	$14,600	$93,000
Ms. Minor M. Shaw	$60,500	$0	$0	$0	$10,625	$71,125
Ms. Muriel W. Sheubrooks	$75,000	$0	$0	$0	$13,750	$88,750
Dr. David E. Shi	$65,000	$0	$0	$0	$11,250	$76,250

(1)
Mr. Thomas E. Skains, Chairman of the Board, President and Chief Executive Officer of the Company, is not included in this table because he is an employee of the Company and thus receives no additional compensation for his service as director. The compensation received by Mr. Skains is shown in the "Summary Compensation" table.

(2)
Includes retainers and meeting fees. All directors elected to invest these in Company Common Stock through the Company's Dividend Reinvestment and Stock Purchase Plan. As a result the Company provided a 25% match of these amounts, paid by the Company in the form of cash contributions to the directors' Dividend Reinvestment and Stock Purchase Plan accounts. The match is included in the "All Other Compensation" column. Also includes annual grant or, for Dr. Jones, a new director grant, both of which are paid by the Company in the form of cash contributions to the directors' Dividend Reinvestment and Stock Purchase Plan accounts.

(3)
This column includes the 25% match described in footnote 2 to this table paid to directors in the form of cash contributions to the directors' Dividend Reinvestment and Stock Purchase Plan accounts, in the following amounts:

Mr. Amos	$10,500
Dr. Burton	$11,625
Mr. Clement	$15,050
Mr. Everett	$13,750
Mr. Harris	$11,675
Mr. Harwell	$11,675
Mr. Holding	$12,025
Dr. Jones	$3,500
Ms. McElreath	$14,600
Ms. Shaw	$10,125
Ms. Sheubrooks	$13,750
Dr. Shi	$11,250

  This column also includes any matched charitable contributions and, for Mr. Amos, $20,834 in direct compensation the Company paid to him in fiscal 2007 for legal and consulting services provided to the Company through December 31, 2006 pursuant to an engagement letter.

Director Stock Ownership Guidelines

        The Board strongly advocates director stock ownership as a means by which to better align director interests with those of shareholders. The Board has adopted director stock ownership guidelines that require all directors to own Common Stock with a market value of at least five times their annual cash retainer within five years after their election as a director. All directors, except for Dr. Burton, who was elected in 2006, and Dr. Jones, who was elected in 2007, have exceeded this level.

Service on Other Boards of Directors of Publicly Held Companies

        The Company maintains a policy that non-management directors generally may not serve on more than three boards of directors of other publicly traded companies (in addition to that of the Company). If a director seeks to serve on more than three such boards, the director must obtain approval of the Directors and Corporate Governance Committee for that additional service. Members of the Audit Committee generally must not serve on more than two publicly traded company audit committees simultaneously, including that of the Company. If a director seeks to serve on more than two publicly traded company audit committees, the director must obtain approval from the Directors and Corporate Governance Committee for that additional service. If the Chief Executive Officer of the Company seeks to serve on the boards of more than two other publicly held companies (in addition to the Board of the Company), the Chief Executive Officer must obtain approval from the Directors and Corporate Governance Committee for that additional service. At its discretion, the Directors and Corporate Governance Committee may refer the request for approval of additional Board service to the full Board of Directors.

Resignation Policy

        The Board, in selecting its members, considers a number of factors, including the personal and professional background, experiences and geographic location of a prospective member at the time of his or her consideration for selection. The Board has adopted a policy that requires a director to offer his or her resignation in the event of any significant change in personal or professional circumstances that should reasonably cause a re-examination of the director's continued membership on the Board, including retirement or a change in principal job responsibilities, a permanent residence relocation to a community different than that at the time of election, or any situation that could bring negative attention to the Company. Should a director have any such significant change in personal or professional circumstances, the policy requires the director to offer a letter of resignation to the Chairman of the Board who will forward such letter for review and recommendation by the Directors and Corporate Governance Committee and final determination by the Board. A director who experiences a significant change in personal or professional circumstances will not necessarily be removed from the Board, but the Board will have an opportunity to re-examine the director's continued Board membership under the changed circumstances. Following a recommendation by the Directors and Corporate Governance Committee to the Board as to whether such letter of resignation should be accepted or rejected, the Board (excluding the subject director) will vote to either accept or reject the letter of resignation, with the status of the director being decided by majority vote.

Nomination of Directors

        The Directors and Corporate Governance Committee has a process of identifying and evaluating potential nominees for election as members of the Board. This Committee and the Board each has a policy that potential nominees shall be evaluated no differently regardless of whether the nominee is recommended by a shareholder, a Board member, or Company management. This Committee considers potential nominees from all these sources, develops information from many sources concerning the potential nominee, and evaluates the potential nominee as to the qualifications that the Committee and the Board have established. Specifically, the Committee assesses the Board's current strengths and needs by reviewing its profile, its director qualification standards and the Company's current and future needs. From this assessment, candidates are screened against the Board's director qualification standards described below and then, if appropriate, interviewed by the Chair of the Committee, the Lead Independent Director and the CEO. Based on input derived from candidate interviews and a reference check, the Committee determines whether the candidate should be recommended for Board membership and subsequent election to the Board. Factors considered in identifying candidates for Board membership include extensive experience in a senior executive role with a major business organization, preferably as either a Chief Executive Officer, President, or Chairman, and equivalent experience from other backgrounds such as academic, government, legal, accounting, audit or other recognized professions. Qualified candidates often will have had exposure to the numerous programs a corporation employs relative to creating shareholder value, while balancing the needs of all stakeholders. Candidates will normally be associated with organizations that do not have competitive lines of business or other conflicts of interest with the Company. Candidates for Board membership must possess the intelligence, integrity, strength of character and sense of timing required to provide the leadership and guidance to effectively govern and to recommend alternative solutions to challenges confronting the Company. The independence necessary to make an unbiased evaluation of management performance and effectively carry out responsibilities of oversight will be considered. Candidates must have an awareness of both the business and social environment within which the Company operates. They must have the commitment, sense of urgency and spirit of cooperation that will enable them to work with other Board members in directing the future profitable growth of the Company in an ethically responsible fashion. The composition, skills and needs of the Board change over time, and other factors will be considered in establishing the desirable profile of candidates for any specific opening on the Board. In fiscal year 2007, the Company did not pay any compensation or other consideration to third parties in identifying or evaluating potential nominees for consideration for election as a member of the Board.

        The Committee will consider nominees recommended by shareholders upon submission in writing to the Corporate Secretary of the names of such nominees, together with their qualifications for service and evidence of their willingness to serve. Pursuant to the Company's By-Laws, no director shall be elected at an annual meeting of shareholders unless such person shall have been nominated to serve as director at least 60 days prior to such meeting.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

        Sound corporate governance practices are an important part of the Company's foundation and tradition. The Company's Corporate Governance Guidelines address such matters as director and Board responsibilities and functions.

        The Company has also adopted a Code of Business Conduct and Ethics that applies to the Board of Directors, officers and all Company employees, including the principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. In satisfaction of disclosure requirements of Item 5.05 of the Securities and Exchange Commission's Form 8-K, if the Company amends or grants a waiver, including an implicit waiver, from any provisions of the Code of Business Conduct and Ethics that apply to the principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and that relate to any element of the code enumerated in Item 406(b) of Regulation S-K of the Securities and Exchange Commission, the Company will disclose the amendment or waiver on the "About Us-Corporate Governance" section of the Company's website at www.piedmontng.com within four business days after the amendment or waiver.

        The Corporate Governance Guidelines and Code of Business Conduct and Ethics can be found on the Company's website (www.piedmontng.com) under the "About Us-Corporate Governance" section. You may also obtain a written copy of these documents by contacting the Company's Corporate Secretary at Piedmont Natural Gas Company, Inc., 4720 Piedmont Row Drive, Charlotte, North Carolina 28210. Information contained on the Company's website is not part of or incorporated by reference into this Proxy Statement.

AUDIT COMMITTEE REPORT

        The Audit Committee operates pursuant to a written charter that is available as part of the Corporate Governance Guidelines on the "About Us-Corporate Governance" section of the Company's website at www.piedmontng.com.

        The Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the audit process, the financial information that will be provided to shareholders and others and the systems of internal control over financial reporting that management has established. Deloitte & Touche LLP, the Audit Committee-appointed independent registered public accounting firm for the fiscal year ended October 31, 2007, is responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles and on the effectiveness of the Company's internal control over financial reporting.

        The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the fiscal year ended October 31, 2007, and Deloitte & Touche LLP's evaluation of the Company's internal control over financial reporting. The Committee has discussed with Deloitte & Touche LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented. In addition, the Committee has discussed various matters with Deloitte & Touche LLP related to the Company's consolidated financial statements, including critical accounting policies and practices used.

        The Committee has also reviewed written disclosures and a letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, ("Independence Discussions with Audit Committees") and has discussed with Deloitte & Touche LLP its independence from the Company and the Company's management. In addition, the Committee has received written material addressing Deloitte & Touche LLP's internal quality control procedures and other matters, as required by the New York Stock Exchange Listing Standards. The Committee understands the need for Deloitte & Touche LLP to maintain objectivity and independence in its audit of the Company's financial reporting and seeks to limit non-audit fee spending to a level that keeps the core relationship with Deloitte & Touche LLP focused on the audit of the financial statements and internal controls.

        Based on these considerations, the Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended October 31, 2007, be included in the Company's 2007 Annual Report on Form 10-K. This report is provided by the following independent directors, who constitute the Committee.

Vicki McElreath, Chair
E. James Burton
D. Hayes Clement
Frank B. Holding, Jr.
Muriel W. Sheubrooks

December 18, 2007

EXECUTIVE OFFICERS

        The executive officers of the Company and their business experience during the past five years are as follows:

        Thomas E. Skains—Age 51. Chairman of the Board, President and Chief Executive Officer. Mr. Skains became Chairman of the Board in December 2003 and has been President and Chief Executive Officer since February 2003. From 2002 to 2003, Mr. Skains was President and Chief Operating Officer of the Company.

        David J. Dzuricky—Age 56. Senior Vice President and Chief Financial Officer. Mr. Dzuricky was appointed to this position in 1995.

        Kevin M. O'Hara—Age 49. Senior Vice President—Corporate and Community Affairs. Mr. O'Hara was appointed to this position in April 2006. Prior to his appointment, Mr. O'Hara was Vice President—Business Development and Ventures since February 2003. Prior to that, Mr. O'Hara was Vice President—Corporate Planning.

        Franklin H. Yoho—Age 48. Senior Vice President—Commercial Operations. Mr. Yoho was appointed to this position in March 2002. Prior to his appointment, Mr. Yoho was Vice President, Business Development, CT Communications, Concord, North Carolina.

        Michael H. Yount—Age 52. Senior Vice President—Utility Operations. Mr. Yount was appointed to this position in April 2006. Prior to his appointment, Mr. Yount was a Vice President and Consultant for Senn-Delaney Leadership Consulting Group.

        Jane R. Lewis-Raymond—Age 41. Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary. Ms. Lewis-Raymond was appointed to this position in April 2006. Prior to her appointment, Ms. Lewis-Raymond was Vice President—Regulatory Affairs for the American Gas Association, Washington, D.C. from February 2005. Prior to that, she served as Managing Director and Senior Counsel, Regulatory Affairs at the American Gas Association.

        June B. Moore—Age 54. Vice President—Customer Service. Ms. Moore was appointed to this position in August 2004. Prior to her appointment, Ms. Moore was Vice President—Information Services.

        Robert O. Pritchard—Age 55. Vice President—Treasurer and Chief Risk Officer. Mr. Pritchard was appointed to this position in July 2006. Prior to his appointment, Mr. Pritchard served as Treasurer since February 2003, prior to which he was Director—Corporate Planning.

        Jose M. Simon—Age 55. Vice President and Controller. Mr. Simon was appointed to this position in July 2006. Prior to his appointment, Mr. Simon was Director of Public Affairs for Virginia Natural Gas, Norfolk, Virginia, since June 2003. Mr. Simon served as Regional Manager, Northern Region, Virginia Natural Gas, Newport News, Virginia from October 2002 to July 2003. Prior to that, he served as Manager Field Services with Virginia Natural Gas. Mr. Simon served as Controller for Virginia Natural Gas, a subsidiary of Consolidated Natural Gas, from 1992 to 1996.

        Ranelle Q. Warfield—Age 51. Vice President—Sales and Marketing. Ms. Warfield was appointed to this position in August 2004. Prior to her appointment, Ms. Warfield was Vice President—Sales.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth each person or entity known by management to be the beneficial owner of more than 5% of the outstanding Common Stock as of December 31, 2007.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Cincinnati Financial Corporation 6200 South Gilmore Road Fairfield, Ohio 45014	5,962,800(1)	7.69	%(2)

(1)
This information is based on information provided by an executive officer of Cincinnati Financial Corporation by letter received January 2008, who indicated that such entity has direct and sole ownership with respect to these shares.

(2)
Based on 74,068,000 shares outstanding.

        The following table sets forth the number of shares of Common Stock that was beneficially owned as of December 14, 2007, by each director, each executive officer listed in the "Summary Compensation" table, and by all directors and executive officers as a group. The directors and executive officers, individually and as a group, owned less than 1% of the outstanding Common Stock as of December 14, 2007. These amounts include amounts held under the Company's employee benefit plans.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)
Jerry W. Amos	160,711	(2)
E. James Burton	4,717	(3)
D. Hayes Clement	29,673	(4)
Malcolm E. Everett III	19,618	(5)
John W. Harris	56,987
Aubrey B. Harwell, Jr.	44,731	(6)
Frank B. Holding, Jr.	27,177
Frankie T. Jones, Sr	1,409
Vicki McElreath	7,628	(3)
Minor M. Shaw	14,890	(7)
Muriel W. Sheubrooks	42,239	(8)
David E. Shi	12,913	(9)
Thomas E. Skains	132,789	(10)
David J. Dzuricky	64,975	(11)
Kevin M. O'Hara	36,870	(12)
Franklin H. Yoho	22,815	(13)
Michael H. Yount	2,188
Directors and Executive Officers as a Group (22)	746,443	(6)(7)

(1)
Unless otherwise indicated, each person listed has sole voting and investment power.

(2)
Includes 1,909 shares held by Mr. Amos' spouse over which she has sole voting and investment power, and 267 shares held by his grandson, for whom Mr. Amos is custodian of the shares.

(3)
Owner has shared voting and investment power for all shares.

(4)
Includes 3,000 shares held indirectly in a trust of which Mr. Clement is trustee.

(5)
Includes 400 shares held by Mr. Everett's spouse over which she has sole voting and investment power.

(6)
Includes 375 shares held by Mr. Harwell's spouse over which she has sole voting and investment power, and of which Mr. Harwell disclaims beneficial ownership. Also includes 12,500 shares held indirectly by a profit-sharing plan for which Mr. Harwell has shared voting and investment power.

(7)
Includes 2,000 shares held by Ms. Shaw's spouse over which he has sole voting and investment power, and of which Ms. Shaw disclaims beneficial ownership.

(8)
Includes 7,000 shares held indirectly by a trust of which Ms. Sheubrooks is trustee, 1,534 shares held indirectly in a SEP-IRA and 1,460 shares held by Ms. Sheubrooks' spouse over which he has sole voting and investment power.

(9)
Includes 660 shares held indirectly in an IRA.

(10)
Includes 58,374 shares for which Mr. Skains has shared voting and investment power, 2,327 shares held indirectly in a 401(k) account, and 65,000 shares under a restricted stock grant that has not yet vested.

(11)
Includes 24,476 shares held by Mr. Dzuricky's spouse over which she has sole voting and investment power, 3,349 shares for which Mr. Dzuricky has shared voting and investment power and 7,150 shares held in trust for his children of which Mr. Dzuricky is trustee.

(12)
Includes 8,003 shares for which Mr. O'Hara has shared voting and investment power, 34 shares held by his dependent child, and 3,420 shares held indirectly in a 401(k) account.

(13)
Includes 20,664 shares for which Mr. Yoho has shared voting and investment power, including 1,000 shares held indirectly in an IRA, and 966 shares held indirectly in a 401(k) account.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Executive Compensation Objectives and Philosophy

        The compensation programs for the Company's executives are designed to support the Company's objectives of attracting, motivating and retaining a high-quality executive team that will enable the Company to accomplish its overall business mission and objectives. These programs are based on the following Board-approved executive compensation philosophy:

  •
  Base salary: Targeted at the median (i.e. 50th percentile) of the competitive marketplace;

  •
  Short- and long-term incentives: The Company's incentive opportunities are designed to motivate participants to achieve superior Company performance while placing an increasing amount of their total compensation at risk as they assume greater roles of responsibility in the Company; and

  •
  Total Direct Compensation: The sum of base salary, short-term incentives and long-term incentives is targeted at or near the 75th percentile of the competitive marketplace for exceptional performance results.

        The amount of total compensation for the Company's executives is intended to reflect each executive's experience and expertise, his or her individual performance, and the performance of the Company. Consistent with the Company's high performance culture, the Company's executives'

at-risk (performance based) compensation increases as their responsibility and ability to impact Company results increases.

        While base salary is designed to be on par with the median (50th percentile) of the Company's Peer Group (as defined below), the Company's compensation programs encourage superior short- and long-term results by offering performance-based incentives which, if earned at the stretch performance targets, are intended to place total compensation at the 75th percentile of total compensation for the Peer Group. A secondary objective of the compensation programs, achieved through equity grants and stock ownership guidelines, is to promote stock ownership by executives to further align management interests with those of shareholders.

  Elements of Compensation

  Market Benchmarking

        A benchmark group of companies in the natural gas distribution industry is used regularly by the Compensation Committee of the Board of Directors for market benchmarking to ensure that the Company's compensation programs offer competitive total compensation opportunities and reflect best practices in compensation plan design. This group of companies is the same group that formerly comprised the A.G. Edwards Large Natural Gas Distribution Index. This is the same peer group that the Company uses to measure its total shareholder return performance, a component of the Company's executive Long-Term Incentive Plan. The companies comprising the peer group of natural gas utility companies (the "Peer Group") are:

  •
  AGL Resources, Inc.

  •
  Atmos Energy Corp.

  •
  New Jersey Resources Corp.

  •
  Nicor, Inc.

  •
  Nisource Inc.

  •
  Northwest Natural Gas Co.

  •
  Southwest Gas Corp.

  •
  Vectren Corp.

  •
  WGL Holdings, Inc.

        In addition, information on annual base salary increases for the utility industry and compensation data for the U.S. general industrial markets is provided to the Compensation Committee by Hay Group, the Compensation Committee's independent compensation consultant. The U.S. industrial market data is compiled from Hay Group's Industrial Executive Compensation Report, an annual executive compensation survey with data on more than 100 executive level positions from almost 300 organizations.

        Compensation for the Company's officers is evaluated and set annually by the Compensation Committee based on the data described above. Under the Board-approved executive compensation philosophy, base salaries are targeted at the median (50th percentile) of the U.S. natural gas distribution and industrial marketplaces. Incentive or "at-risk" compensation is intended to be the compensation component that will motivate the executive team to achieve superior results and, when accomplished, reward them accordingly. Total direct compensation levels (base salary plus short- and long-term incentive compensation) is established (with aggressively set targets) at or near the 75th percentile of the competitive marketplace when stretch performance targets are achieved.

        The Company's CEO develops pay recommendations for the Company's officers based on:

  •
  The market data described above;

  •
  Each executive's individual performance and functional responsibilities; and

  •
  Company performance, both financial and non-financial.

        The CEO is assisted in the development of the pay recommendations by the Company's Human Resources department. The Compensation Committee reviews and approves these pay recommendations with the advice of its independent compensation consultant. The Committee also sets the base salary and incentive opportunities for the Company's CEO using the same informational analysis.

        In addition to the market benchmarking described above, the Compensation Committee reviewed "tally sheets" prepared by Hay Group in 2007. These tally sheets detailed each element of compensation provided to the Company's CEO and the other executive officers named in the "Summary Compensation" table. Based on these tally sheets, Hay Group recommended that the Committee analyze the Company's short-term incentive plan, executive perquisites policy and change-in-control arrangements further. This additional analysis and the Committee's decisions are discussed later in this Proxy Statement.

  Base Salary

        The Company provides its employees with base salaries to compensate them for services rendered during the year. The Company's compensation philosophy requires that the relative base salary levels for its executives should reflect each executive's scope of responsibility and accountability. To determine the appropriate base salary levels necessary to attract and retain top quality executives, the Compensation Committee reviews base salary information from general industry surveys and proxy compensation data for companies in the Peer Group, which is presented and explained by Hay Group.

        This base salary information is used to create salary ranges and recommended base salaries targeted at the median (50thpercentile) of the competitive marketplace. Executive base salaries are reviewed annually by the Compensation Committee. Base salary increases reflect the competitive marketplace, the operating performance and financial condition of the Company, as well as the performance and responsibilities of the individual executive.

  Annual Incentives

        The Company's annual Mission, Values, Performance ("MVP") cash incentive plan is a Company-wide plan covering all full-time employees, excluding Tennessee employees covered under the bargaining unit agreements. The MVP Plan is designed to establish financial, operational, customer service and community impact goals. This plan, which was first implemented in 2003, is funded and paid to participants based on predetermined threshold, target and stretch levels of Company basic earnings per share ("EPS") performance in order to ensure that the plan is funded through profit levels consistent with the Company's earnings objectives for shareholders. If EPS performance is less than 95% of target there would be no cash distribution. If EPS performance is at 95% of target, there would be a 50% distribution. If EPS is at 100% of target, there would be a 100% distribution. If EPS is at 105% or greater than target, there would be a 150% distribution. EPS performance levels between 95% and 105% are subject to mathematical interpolation.

        The MVP Plan also has non-financial performance measures that determine payout levels for participants. These non-financial performance measures are identified by management and the Compensation Committee as important to the Company's business mission and values. For fiscal

2007 these measures were customer satisfaction, employee safety, employee engagement in the community and Company activities and an assessment of each employee's demonstration of the Company's shared values. For fiscal year 2007, as in all years since the MVP Plan was first implemented, the Company's officers had a target MVP Plan incentive opportunity equal to 6% of base salary.

        The EPS target under the MVP Plan is approved by the Compensation Committee and the Board of Directors. The EPS target for fiscal year 2007 was $1.44. The Company's EPS performance for MVP Plan purposes was $1.43 for fiscal year 2007 (actual basic EPS of $1.41 plus a $.02 restructuring charge adjustment approved by the Compensation Committee). This performance resulted in an MVP Plan bonus pool funded at 92.86% of target. The Compensation Committee approved the $.02 restructuring charge adjustment for purposes of the fiscal year 2007 MVP and STIP incentive plans. This adjustment represents the fiscal 2007 impact of net restructuring expenses absorbed by the Company as a result of the Company's organizational restructuring in 2007. The Compensation Committee approved this adjustment because these restructuring expenses were not anticipated when the fiscal year 2007 EPS target was originally set and because the restructuring is expected to yield lower operating expenses and higher EPS targets in future years. No adjustment was made under any of the outstanding long-term incentive plan awards since those incentives measure Company performance over multiple years.

        The Company's annual Short-Term Incentive Plan ("STIP") is a cash incentive opportunity provided to executives and other key employees. The participants' short-term incentive opportunity for fiscal year 2007 was granted under the Incentive Compensation Plan ("ICP") that was approved by the Company's shareholders in 2006. The STIP is designed to reward short-term (12 months or less) financial performance. STIP eligibility and incentive opportunities are reviewed and approved by the Company's Compensation Committee each year, taking into account individual executives' responsibilities, competitive pay practices and overall Company financial performance. STIP opportunities are expressed as a percentage of base salary. Target opportunities under STIP for fiscal year 2007 for the executive officers named in the Summary Compensation table ("named executive officers") were 40% of base salary for the CEO (Mr. Skains) and 30% for Senior Vice Presidents (Messrs. Dzuricky, O'Hara, Yoho and Yount). These opportunities (as a percentage of base salary) for the Company's named executive officers have not changed since the STIP's inception in 2004.

        In 2007, subsequent to the tally sheet review process, the Compensation Committee reviewed a short-term incentive market analysis prepared by its independent compensation consultant. The analysis provided information on competitive incentive opportunities for the Company's executives, taking into account position responsibility changes effected by the Company's management restructuring in 2006 and similar incentive opportunities provided for comparable positions in the Peer Group as well as other United States gas utilities. Based on this analysis, the Compensation Committee approved the following changes to STIP target opportunities for fiscal year 2008 for the named executive officers, which combined with the 6% MVP Plan opportunity align with median market practices for annual cash incentives:

  •
  CEO (Mr. Skains): 60%

  •
  Senior Vice President and Chief Financial Officer (Mr. Dzuricky) and Senior Vice President—Commercial Operations (Mr. Yoho): 50%

  •
  Senior Vice President—Utility Operations (Mr. Yount) and Senior Vice President—Corporate and Community Affairs (Mr. O'Hara): 40%

        STIP awards are made based on the achievement of a predetermined annual Company basic EPS target to ensure the STIP is funded with profit levels consistent with the Company's earnings objectives for shareholders. If EPS performance is less than 95% of target there would be no cash distribution. If EPS performance is at 95% of target, there would be a 50% distribution. If EPS is at 100% of target, there would be a 100% distribution. If EPS is at 105% or greater than target, there would be a 150% distribution. EPS performance levels between 95% and 105% are subject to mathematical interpolation.

        The EPS target under the STIP is approved by the Compensation Committee and the Board of Directors. The EPS target for fiscal year 2007 was $1.44. For fiscal year 2007, EPS performance for STIP purposes was $1.43 (actual basic EPS of $1.41 plus the $.02 restructuring charge adjustment approved by the Compensation Committee as discussed above). This performance resulted in incentive payouts equal to 92.86% of target.

  Long-Term Incentives

        To support the Company's pursuit of long-term creation of shareholder value, as well as the motivation and retention of a high-quality executive team, the Company operates an executive Long-Term Incentive Plan ("LTIP"). Combined with the STIP and MVP incentive opportunities, the Company's LTIP emphasizes "pay at risk" for the Company's executives in a manner consistent with the Company's high performance culture.

        The LTIP is designed to reward long-term Company performance against objective financial goals as well as relative total shareholder return performance (stock price appreciation plus dividend payments) against the Company's Peer Group. Under the LTIP, the Board awards units to eligible officers (including the named executive officers), managing directors, director-level employees and regional executives. The formula to determine the number of units awarded to each participant considers position, base salary and stock price/performance share valuation at the time of award, and the number of months of participation. The formula includes a discount for risk of forfeiture over the performance period. Grant sizes are also reviewed in light of competitive market data for each executive's position and that executive's individual performance. Each unit awarded is equivalent in value to one share of Common Stock.

        Depending upon the levels of financial and peer group performance achieved by the Company during a performance period, typically three years, distribution of LTIP awards may be made at certain threshold, target and stretch levels. There are two measures used to determine performance based on absolute financial performance by the Company and relative performance against peers in order to create long-term value for the Company's shareholders:

  •
  A stated compounded annual increase in Company basic EPS, which represents 50% of the units awarded; and

  •
  The Company's percentile ranking for total shareholder return (including both stock price and dividend payment) performance in comparison to the Peer Group, representing the remaining 50%.

        The measures recognize two very important factors for investors—long-term earnings per share growth and total shareholder return performance against other companies in the natural gas utility sector.

        For the EPS portion, an EPS performance of 80% of target results in an 80% payout, an EPS performance of 100% of target results in a 100% payout and an EPS performance of 120% of target results in a maximum 120% payout. EPS performance between these levels is subject to mathematical interpolation. EPS performance below 80% of target results in no payout of this portion of the LTIP award.

        For the total shareholder return portion, a ranking below the 25th percentile of Peer Group performance results in no payout, a ranking between the 25th and 39th percentile results in an 80% payout, a ranking between the 40th and 49th percentile results in a 90% payout, a ranking between the 50th and 74th percentile results in a 100% payout, a ranking between the 75th and 89th percentile results in a 110% payout, and a ranking at or above the 90th percentile results in a maximum 120% payout. This design is consistent with the Company's philosophy of providing executives the opportunity to earn above-median compensation through incentive compensation that is delivered for creating significant shareholder value by recognizing stock price and dividend payment performance against comparable regulated natural gas utilities' performance.

        At October 31, 2007, the named executive officers had LTIP Awards #8, #9 and #10 outstanding, which cover the three-year performance periods ending October 31, 2007, October 31, 2008, and October 31, 2009, respectively. LTIP Awards #8 and #9 were granted under the Company's 2004 Executive Long-Term Incentive Plan, which was approved by shareholders in 2004, as amended, and LTIP Award #10 was granted under the Company's ICP. LTIP Award #8 vested on November 1, 2007. LTIP Award #8 generated a total incentive payout equal to 40% of the named executive officers' target opportunity. This payout level was the result of zero payout on the EPS portion due to the Company's three year compounded annual EPS growth being 3.3%, compared to a 4% threshold performance level, and 80% payout on the total shareholder return portion due to the Company's 28th percentile ranking against the Peer Group. Target compounded annual EPS growth is 5% for LTIP Award #9 and 4% for LTIP Award #10. LTIP Award #11 was approved by the Compensation Committee in October 2007 and has a target compounded annual EPS growth of 4%. The Compensation Committee annually reviews the EPS growth target for new LTIP awards. The EPS target for LTIP Awards #10 and #11 was set at 4% based on the Company's EPS growth expectations for the natural gas distribution industry that were predicated on overall economic conditions and the competitive market environment. The Company and its Board of Directors believe this EPS growth rate, combined with the Company's share appreciation and dividend yield, continues to offer its shareholders a market competitive return on their investment.

        All outstanding LTIP incentive opportunities, as well as proposed new grants, are reviewed each year by the Compensation Committee to ensure the targeted Company performance levels and total compensation mix for named executive officers are consistent with the Company's executive compensation philosophy. These annual reviews also provide an opportunity for the Compensation Committee to assess wealth accumulation for the named executive officers. The Company does not have any program, plan or practice to time "off-cycle" awards in coordination with the release of material non-public information.

  Restricted Stock

        Effective September 1, 2006, the Board of Directors approved a time-vested restricted stock grant of 65,000 shares of the Company's Common Stock to Mr. Skains. This restricted stock was granted under the ICP. The grant was intended to support the Company's executive retention strategy as it applies to Mr. Skains' CEO role and to further align Mr. Skains' interests with those of the Company's shareholders. At the time of grant, the targeted after-tax value of the stock equaled two times Mr. Skains' base salary of $610,000.

        The grant vests over five years, with the first 20% vesting in 2009, another 30% vesting in 2010, and the remaining 50% vesting in 2011, provided that at the time of each vesting Mr. Skains is an employee of the Company. The Committee believes that this vesting schedule is consistent with the grant's purpose of supporting the Company's executive retention strategy, as well as aligned with the Company's focus on long-term shareholder value creation.

        During the vesting period, any dividends paid on unvested shares will be accrued and converted into additional shares (at the Company's closing stock price on the date of dividend payment) and these additional shares will vest according to the vesting schedule described above. No other restricted shares have been granted to Mr. Skains or any other Company executive.

        The Company does not currently grant stock options, nor has it ever in its history.

  Retirement Benefits

        The Company provides all employees the opportunity to participate in a 401(k) plan. In order to assist employees in saving for their retirement, the Company matches employee contributions at 50% up to 10% of the employee's pay. Effective January 1, 2008, the Company began matching employee contributions at 100%, up to 5% of the employee's pay (except for Tennessee employees covered under the bargaining unit agreements, whose Company matching contribution remains at 50% up to 10% of the employee's pay). Participation by the named executive officers in the 401(k) plan is on the same terms as other eligible employees. The Company has no nonqualified defined contribution plans.

        The Company maintains a defined benefit plan (the "Retirement Plan") which covers all full-time employees hired before January 1, 2008 upon attainment of age 21 and completion of one year of service, or attainment of age 30. Consistent with the Company's continued focus on cost containment, as well as an external market competitive analysis on retirement plans conducted by the Company's retirement benefits consultant, Mercer Human Resource Consulting, the Retirement Plan was amended effective January 1, 2008. The Retirement Plan formula has changed to provide participants with a more level accrual of benefits over their career. Employees will continue to accrue benefit service for up to 35 years. The rate used in the pre-2008 formula is greater during the first 20 years of service than it is for the next 15. For service after December 31, 2007, a consistent rate will be used for each year of service up to 35. This change in formula affects named executive officers in the same manner in which it affects other eligible employees.

        The Internal Revenue Code limits benefits that may be paid under tax-qualified plans like the Retirement Plan. Current law limited the amount payable in 2007 under the Retirement Plan to $180,000 and limited compensation used in 2007 for determining benefits to $225,000 per year. Because of these limitations, the Company has a Supplemental Executive Benefit Plan ("SEBP") in place. The SEBP is intended to bring the targeted replacement income for named executive officers and certain other officers to the same percentage non-affected employees receive under the Retirement Plan. The SEBP, as amended and restated effective November 1, 2004, provides supplemental retirement income for the named executive officers. The SEBP is funded through life insurance contracts owned exclusively by the covered officers. The premiums are paid by the Company.

        The level of insurance benefit and target retirement incomes intended to be provided under the SEBP depend upon the position of the officer, periodic reviews of retirement benefits provided to executives at similar companies in the natural gas distribution industry and advice of the Company's retirement benefit advisors. For the CEO level, the life insurance benefit is $1,750,000 with a target retirement income benefit of $100,000 for 15 years following normal retirement. For a Senior Vice President level (Messrs. Dzuricky, O'Hara, Yoho and Yount), the life insurance benefit is $1,250,000 with a target retirement income benefit of $67,500 for 15 years following normal retirement.

        The SEBP will be reviewed by management and the Compensation Committee in 2008 to ensure that this plan continues to help the Company meet the overall objectives of its executive compensation philosophy.

  Other Compensation

        As part of a comprehensive executive pay program, the Company provided the named executive officers and other selected executives the following perquisites in fiscal year 2007:

  •
  Car allowance

  •
  Executive physical exam

  •
  Tax preparation with gross-ups for related income taxes

  •
  Club membership fees and dues with gross-ups for related income taxes

  •
  Home security system (Mr. Skains only)

  •
  Limited spousal travel for Company functions

        In 2007, subsequent to the tally sheet review process, the Compensation Committee reviewed data on competitive practices for executive perquisites in the Company's Peer Group. After reviewing several alternatives for the treatment of perquisites, the Committee made the following program changes effective for fiscal year 2008:

  •
  Eliminate tax gross-ups for tax preparation services and club fees and dues (the value of the eliminated tax gross-ups will be made as a one-time adjustment to base salary in fiscal year 2008);

  •
  Implement annual capped allowances for tax preparation services and executive physicals (however, the capped allowance for executive physicals may be exceeded if additional diagnostic procedures are recommended by the physician); and

  •
  Maintain annual fixed allowances for cars and introduce annual capped allowances for club fees and dues, with the level of allowance determined by position responsibilities.

        It is the view of management and the Compensation Committee that these perquisites support and facilitate position responsibilities, while providing a more tangible benefit than an equivalent amount of cash compensation. These perquisites are considered in the Committee's review of total compensation for the Company's named executive officers. However, since these perquisites represent a relatively small portion of the named executive officers' total compensation, they do not materially influence the Committee's decisions regarding total compensation.

  Compensation Consultant

        The Compensation Committee engaged Hay Group as its independent compensation consultant for fiscal year 2007. The consultant's role is to advise the Committee on all executive compensation matters. The consultant assists by evaluating the total compensation program relative to the compensation programs employed by comparable companies in the natural gas industry and the overall U.S. industrial market. The consultant also provides an additional measure of assurance that the Company's executive compensation program is a reasonable and appropriate means to achieve the Company's objectives.

        Each year, the Compensation Committee reviews the performance and level of service provided by its independent compensation consultant, as well as related fees.

  Executive Stock Ownership Guidelines

        At the recommendation of the Compensation Committee, the Company's Board has established stock ownership guidelines for all employees who participate in the LTIP. Each of these employees has a period of five years to achieve the applicable targeted ownership level. The

Committee strongly advocates share ownership as a means by which to better align management interests with those of shareholders. Employees are deemed to be in compliance with the guidelines if they retain all Company stock awarded to them through equity awards until their applicable base salary multiple is achieved. Up to 25% of STIP awards must be used to purchase Company stock if the executive does not meet the ownership guidelines because of his or her sale or disposition of Company stock.

        The ownership guideline for Mr. Skains requires that by February 2008, which is five years from the date Mr. Skains was elected CEO, he reach a share ownership position with a market value equal to five times his base salary. Share ownership guidelines for the other named executive officers require them to reach a share ownership position with a market value equal to three times their base salary within a five year period.

        Based on Peer Group data as well as general marketplace data reviewed regularly by the Compensation Committee, these stock ownership targets are consistent with market practices.

  Employment Agreements

        Effective December 1, 1999, Mr. Skains and Mr. Dzuricky entered into employment agreements with the Company. Effective March 18, 2002, Mr. Yoho entered into an employment agreement with the Company. Effective May 1, 2006, Mr. O'Hara and Mr. Yount also entered into employment agreements with the Company (all such employment agreements are referred to as the "Employment Agreements"). The Board has determined that the continued retention of the services of these officers on a long-term basis is in the best interest of the Company in that it promotes the stability of senior management and enables the Company to retain the services of well-qualified officers with extensive contacts in the natural gas distribution industry. Each of these Employment Agreements is substantially similar, and the material terms of the agreements are described below in the narrative descriptions that accompany the "Post-Employment Benefits" tables.

  Severance and Change-in-Control Agreements

        The Company believes that the occurrence of a change-in-control can create insecurity among senior executives regarding continued employment. In view of this, the Company entered into a Severance Agreement with each named executive officer effective September 4, 2007, replacing severance agreements already in place. The primary objective of the Severance Agreements is to protect the Company's interests by eliminating the distraction created by the lack of severance upon termination. This belief is evidenced by the Company's use of a "double trigger" arrangement, which requires a change-in-control event (as defined in the agreements) to be followed by the executive's involuntary or constructive termination in order for cash severance benefits to be paid. The severance provisions of these agreements were reviewed by the Compensation Committee as part of the tally sheet analysis in 2007.

        The Severance Agreements reflect the Compensation Committee's decision to revise the Company's then-existing severance agreements after a competitive design and costing analysis of the Company's Peer Group by Hay Group. In that analysis, Hay Group recommended that (1) the definition of "pay" be revised to exclude long-term incentive payouts (since a change-in-control is separately addressed by the ICP, and its Interpretive Guidelines adopted by the Board of Directors in September 2007, for LTIP awards) and (2) the excise tax treatment be changed to allow affected executives to pay their own excise taxes and retain a greater after-tax portion of their change-in-control payments. Hay Group's analysis confirmed that all other aspects of the Severance Agreements are consistent with best market practices.

        The Company does not pay tax gross ups on benefits paid under the Severance Agreements. Under the Severance Agreements, in the event that any payment or benefit received or to be received by the officer constitutes a non-deductible "parachute payment" (in whole or part) under section 280G of the Internal Revenue Code, then the executive is responsible for the payment of the related excise taxes under Section 4999 of the Internal Revenue Code. If it is determined that reducing the payments below the level at which they become "parachute payments" results in a greater after-tax benefit to the executive, these payments will be reduced to the extent necessary to exclude such payments from Section 4999 taxation. The Company believes that this "greater of" approach delivers a greater portion of the intended severance benefit to the executive without incurring the additional expense of a tax gross up.

        The table entitled "Severance Benefits (Termination Due to a Change-in-Control)" and accompanying narrative and footnotes sets forth change-in-control severance benefits under the Severance Agreements for each named executive officer, based on a hypothetical Company change-in-control and employment termination date of October 31, 2007.

  Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

        The Company considers the impact of this rule when developing and implementing short- and long-term incentive programs to meet the deductibility requirements by focusing on performance-based incentive compensation opportunities. The Company believes it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m). Amounts paid under the compensation program, including salaries and grants of deferred shares (restricted stock and restricted stock units), may not qualify as performance-based compensation excluded from the limitation on deductibility.

Executive Officer Compensation Disclosure Tables

        The following tables disclose information related to the compensation paid to the Company's named executive officers in a completely new format this year. The first table, the Summary Compensation table, provides a summary of the total compensation earned by or expensed by the Company for the 2007 fiscal year for the Company's Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2007. The tables following the Summary Compensation table provide additional information about the elements of compensation presented in the Summary Compensation table and the pension and severance benefits of the named executive officers. The tables include an introductory description and extensive explanatory footnotes to help you understand the information shown in the tables.

        This year, as the Company transitions to the new format for the disclosure of executive officer compensation, the Summary Compensation table includes information only for the 2007 fiscal year. The Summary Compensation table in the proxy statement for the 2009 annual shareholders meeting will include information for the 2007 and 2008 fiscal years. The Summary Compensation table in the proxy statement for each annual shareholders meeting thereafter will include information for three fiscal years.

        Summary Compensation Table—The following table shows the salary, annual STIP and MVP Plan awards and all other compensation paid to the named executive officers for the fiscal year ended October 31, 2007. The table also shows the compensation expense the Company recognized for the equity awards granted to the named executive officers in and prior to the 2007 fiscal year and the Retirement Plan benefit accrued by those officers during the 2007 fiscal year, the value of which were not distributed to the named executive officers in fiscal year 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Thomas E. Skains, Chairman, President and Chief Executive Officer	2007	$642,308	$0	$672,180	$0	$278,329	$17,105	$142,902	$1,752,824
David J. Dzuricky, Senior Vice President and Chief Financial Officer	2007	$347,115	$0	$103,241	$0	$117,477	$30,391	$115,143	$713,367
Franklin H. Yoho, Senior Vice President —Commercial Operations	2007	$322,115	$0	$97,686	$0	$109,027	$5,236	$73,113	$607,177
Michael H. Yount, Senior Vice President —Utility Operations	2007	$283,077	$0	$107,827	$0	$95,703	$24,346	$79,267	$590,220
Kevin M. O'Hara, Senior Vice President —Corporate and Community Affairs	2007	$283,077	$0	$92,035	$0	$95,637	$3,951	$82,435	$557,135

(1)
Amounts earned under the Company's annual STIP and MVP Plans, which in previous years were reported in the "Bonus" column, are now reported in the "Non-Equity Incentive Plan Compensation" column. Any bonuses included in the "Bonus" column represent sign-on or discretionary bonuses.

(2)
The amounts in this column are the compensation costs of LTIP and restricted stock awards as defined by SFAS 123R and recognized by the Company for financial statement purposes for the fiscal year ended October 31, 2007. The amounts shown in this column include amounts from awards granted in and prior to the 2007 fiscal year and do not reflect the value of stock awards distributed to executives in fiscal year 2007. Assumptions used in the calculation of these amounts are included in Note 9 to the Company's audited financial statements for the fiscal year ended October 31, 2007 included in the Company's annual report on Form 10-K filed with the SEC on December 28, 2007.

(3)
The Company does not currently grant stock options, nor has it ever in its history.

(4)
The amounts in this column were earned during fiscal 2007 and paid in early fiscal 2008 under the Company's annual STIP and MVP Plans.

(5)
These amounts represent the increase in the actuarial present value of the officer's accumulated benefit under the Company's Retirement Plan.

(6)
The following table shows by category and amount all compensation included in the "All Other Compensation" column. Perquisites are comprised of spousal travel and entertainment associated with Company functions; home security system monitoring (Mr. Skains only); executive physicals; car allowance; tax preparation services; and club membership fees.

Compensation Item	Mr. Skains	Mr. Dzuricky	Mr. Yoho	Mr. Yount	Mr. O'Hara
Company matching contribution to 401(k) plan	$7,750	$7,750	$7,750	$10,385	$7,750
Insurance premium for SEBP	$45,968	$49,951	$23,149	$35,900	$21,970
Perquisites (not exceeding $25,000 each)	$57,428	$28,724	$27,342	$16,013	$37,749
Tax gross-ups	$31,756	$28,718	$14,872	$16,969	$14,966

Totals	$142,902	$115,143	$73,113	$79,267	$82,435

        Grants of Plan-Based Awards—The columns in the following table under the heading "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" show the threshold, target and maximum incentive awards the named executive officers could have earned under the Company's annual STIP and MVP Plan for the 2007 fiscal year based upon the achievement of predetermined performance goals. The actual amounts earned under these plans for fiscal year 2007 are included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation table. The columns in this table under the heading "Estimated Future Payouts Under Equity Incentive Plan Awards" show the threshold, target and maximum performance shares granted in fiscal 2007, under LTIP Award #10 under the Company's ICP for the three year performance period that began on November 1, 2006.

									All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price of Options Awards ($/sh)	Grant Date Fair Value of Stock and Options Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas E. Skains	12/15/06				28,369	35,461	42,553	N/A	N/A	N/A	$987,943
		$149,500	$299,000	$448,500
David J. Dzuricky	12/15/06				9,166	11,457	13,748	N/A	N/A	N/A	$319,192
		$63,000	$126,000	$189,000
Franklin H. Yoho	12/15/06				8,510	10,638	12,766	N/A	N/A	N/A	$296,375
		$58,500	$117,000	$175,500
Michael H. Yount	12/15/06				7,463	9,329	11,195	N/A	N/A	N/A	$259,906
		$51,300	$102,600	$153,900
Kevin M. O'Hara	12/15/06				7,463	9,329	11,195	N/A	N/A	N/A	$259,906
		$51,300	$102,600	$153,900

(1)
The formula to determine the number of units awarded to each participant considers position, base salary and stock price / performance share valuation at the time of award, and the number of months of participation. Each unit awarded is equivalent in value to one share of Common Stock. If performance measures are met, as determined and approved by the Board of Directors, payout of the award, in the form of Common Stock and up to 50% cash applied to taxes, will occur at the end of the performance period.

(2)
This column represents the value of the performance share target incentive opportunity awarded on December 15, 2006 (LTIP Award #10) at the closing price of the Company's Common Stock on the New York Stock Exchange on that date of $27.86. The actual number of performance shares earned will be determined after the end of the three-year performance period ending on October 31, 2009.

        Outstanding Equity Awards at Fiscal Year-End—The following table provides information about unvested restricted stock and unearned performance share awards held by the named executive officers on October 31, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Thomas E. Skains	N/A	N/A	N/A	N/A	N/A	65,000	$1,659,450	35,461 38,632 35,438	$ $ $	905,319 986,275 904,732
David J. Dzuricky	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11,457 12,730 12,372	$ $ $	292,497 324,997 315,857
Franklin H. Yoho	N/A	N/A	N/A	N/A	N/A	N/A	N/A	10,638 11,780 11,212	$ $ $	271,588 300,743 286,242
Michael H. Yount	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9,329 8,708 5,316	$ $ $	238,169 222,315 135,717
Kevin M. O'Hara	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9,329 9,792 8,460	$ $ $	238,169 249,990 215,984

(1)
The amount in this column equals the number of shares of restricted stock granted to Mr. Skains on September 1, 2006, multiplied by the closing price of the Company's Common Stock ($25.53) on October 31, 2007. These shares vest on the following schedule, subject to Mr. Skains' continued employment: 20% in 2009, 30% in 2010, and 50% in 2011. During the vesting period, any dividends paid on the restricted shares will be accrued and converted into additional shares (at the Company's closing stock price on the date of dividend payment) and these additional shares will vest according to the aforementioned vesting schedule. The amount indicated is not necessarily indicative of the amount that may actually be realized by Mr. Skains. The table "Severance Benefits (Termination Due to a Change-in-Control)" and the footnotes and narrative accompanying the table describe Mr. Skains' right to receive payment of the restricted stock grant in the event of a change-in-control.

(2)
The amounts in this column equal the target number of performance shares awarded under the 2004 Executive Long-Term Incentive Plan or the ICP for the following performance periods (in descending order) multiplied by the closing price of the Company's Common Stock ($25.53) on October 31, 2007: LTIP Award #10 (November 1, 2006 to October 31, 2009), LTIP Award #9 (November 1, 2005 to October 31, 2008), and LTIP Award #8 (November 1, 2004 to October 31, 2007). The amounts indicated are not necessarily indicative of the amounts that may actually be realized by the individual executives. The actual number of shares earned under LTIP Award #8 for the performance period November 1, 2004 to October 31, 2007 is shown in the "Option Exercises and Stock Vested" table.

The 2004 Executive Long-Term Incentive Plan, as amended, and the ICP and its Interpretive Guidelines set forth the rights of participants, including the named executive officers, to receive an LTIP award upon various termination events. If a participant in the LTIP dies prior to the end of the applicable performance period, the participant's estate will receive the target number of performance shares. In the event a participant in the LTIP retires or becomes disabled prior to the end of the applicable performance period, the participant will receive an award based on the Company's performance for the full performance period prorated to reflect the period of time during which the participant was an active participant during the performance period. In the event of a change-in-control, the target number of any performance shares outstanding upon a change-in-control will become vested and must be paid to the participant within 2 1/2 months after the change-in-control. If a participant's employment terminates prior to the end of the applicable performance period for any other reason, the participant will not receive any award.

The tables, footnotes and narrative set forth in the section entitled "Post-Employment Benefits" describe the rights of named executive officers to receive LTIP awards pursuant to their Employment Agreements and Severance Agreements.

        Option Exercises and Stock Vested—The following table provides information about the number and value of performance shares earned in fiscal year 2007. These shares were awarded under LTIP Award #8 for the performance period November 1, 2004 to October 31, 2007.

	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Thomas E. Skains	N/A	N/A	14,175	$361,888
David J. Dzuricky	N/A	N/A	4,949	$126,348
Franklin H. Yoho	N/A	N/A	4,485	$114,502
Michael H. Yount	N/A	N/A	2,126	$54,277
Kevin M. O'Hara	N/A	N/A	3,384	$86,394

(1)
The Company does not currently grant stock options, nor has it ever in its history.

(2)
The value equals the number of performance shares earned under LTIP Award #8 multiplied by the Company's closing stock price of $25.53 on October 31, 2007. The actual payment date for the shares was December 13, 2007 when the Company's closing stock price was $26.72.

        Pension Benefits—The following table provides the actuarial present value of each named executive officer's accumulated benefit under the Company's Retirement Plan.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
Thomas E. Skains	Retirement Plan	12.5	$290,144	N/A
David J. Dzuricky	Retirement Plan	12.5	$374,007	N/A
Franklin H. Yoho	Retirement Plan	5.5	$100,445	N/A
Michael H. Yount	Retirement Plan	1.5	$36,699	N/A
Kevin M. O'Hara	Retirement Plan	19.5	$379,938	N/A

(1)
The Company's Retirement Plan covers all full-time employees hired before January 1, 2008 upon attainment of age 21 and completion of one year or service, or attainment of age 30. The full cost of the Retirement Plan is paid by the Company. Benefits under the Retirement Plan are determined by a step-rate formula which utilizes the participant's covered compensation, final average earnings and credited years of service. Benefits under the Retirement Plan become fully vested prior to normal retirement age upon the completion of five years of service with the Company. Mr. Yount joined the Company on April 17, 2006 and is not yet vested in the Retirement Plan.

  The Retirement Plan benefit amounts represent the actuarial present value of each executive's accumulated benefit using the same assumptions used by the Company for financial reporting purposes. Note 8 to the Company's audited financial statements for the fiscal year ended October 31, 2007 (included in the annual report on Form 10-K filed with the SEC on December 28, 2007) describes the valuation assumptions used to calculate the actuarial present value of the Retirement Plan benefits.

        Post-Employment Benefits—The following tables show the benefits the named executive officers would have received (including the vesting of incentive awards that would have occurred) pursuant to each officer's Employment Agreement and Severance Agreement if they had terminated employment under certain circumstances on October 31, 2007.

        For each named executive officer, any severance benefits, other than in the event of a change-in-control, are governed by the officer's Employment Agreement. The term of employment under each Employment Agreement is for one year. The Employment Agreements are automatically extended for successive one-year periods during the term of the Employment Agreements. If written notice from the Company or the officer is delivered to the other party advising the other party that the Employment Agreement is not to be further extended, then the Employment Agreement will be terminated on the first anniversary of the date of notice (second anniversary for Mr. Skains and Mr. Dzuricky). No extension may allow an Employment Agreement to extend beyond the date on which the officer reaches 65 years of age. Under each Employment Agreement, the officer is entitled to a base salary and to participation in any plan relating to incentive compensation, stock options, stock purchase, pension, thrift, profit-sharing, group life insurance, medical coverage, disability coverage, education, or other retirement or employee benefits that the Company has adopted, or may from time to time adopt, for the benefit of its executive officers and for employees generally. Each of these officers is also entitled to such customary fringe benefits, vacation and sick leave as are consistent with the normal practices and established policies of the Company. Each Employment Agreement contains a covenant not to compete with the Company or its subsidiaries for the term of the Employment Agreement without prior written consent of the Company.

        Each Employment Agreement will be terminated upon the death or total permanent disability of the officer. Pursuant to the terms of each Employment Agreement, compensation will continue to be paid through the end of the month in which the officer dies. In the case of permanent disability, if the officer is absent from the full-time performance of his duties for six months, the Company may terminate the officer after 30 days notice. Upon permanent disability, the officer is entitled to all compensation through 90 days after the date of determination. If the officer is involuntarily terminated other than for cause, the Company will pay all compensation and benefits for 12 months after the effective date of termination or until the officer reaches age 65, whichever is earlier.

        The severance benefits shown in the table below for each named executive officer are based on a hypothetical termination date of October 31, 2007 for each of the termination events.

Severance Benefits (Termination Not Due to a Change-in-Control)

Termination Event and Related Benefits(1)	Mr. Skains	Mr. Dzuricky	Mr. Yoho	Mr. Yount	Mr. O'Hara
Disability
Base salary for 3 months	$162,500	$87,500	$81,250	$71,250	$71,250
MVP for fiscal year ended 10/31/07	$36,893	$19,974	$18,489	$16,308	$16,242

Total	$199,393	$107,474	$99,739	$87,558	$87,492

Involuntary without Cause
Base salary for 12 months	$650,000	$350,000	$325,000	$285,000	$285,000
MVP for fiscal year ended 10/31/07	$36,893	$19,974	$18,489	$16,308	$16,242
Target STIP for fiscal year ending 10/31/08	$420,000	$187,500	$175,000	$120,000	$120,000
Vesting of LTIP performance shares for performance period ending 10/31/08 (assuming target performance)	$986,275	$324,997	$300,743	$222,315	$249,990
Welfare benefits for 12 months	$12,500	$11,600	$11,500	$9,200	$11,300

Total	$2,105,668	$894,071	$830,732	$652,823	$682,532

Any Other Termination	$0	$0	$0	$0	$0

(1)
All amounts assume an October 31, 2007 termination event and are based on the Company's closing stock price of $25.53 on that date.

This table does not include amounts to which every participant in the LTIP, STIP and MVP Plan, including the named executive officers, would be entitled upon various termination events. Pursuant to the ICP and its Interpretive Guidelines, if a participant in the STIP terminates employment prior to the end of the fiscal year due to death or disability, the participant will receive the target award prorated to reflect the period of time during which the participant was employed during the fiscal year. In the event a participant in the STIP retires prior to the end of the fiscal year, the participant will receive an award based on the Company's performance for the full fiscal year prorated to reflect the period of time during which the participant was employed during the fiscal year. If a participant's employment terminates prior to the end of the fiscal year for any reason other than death, disability, retirement or change-in-control, the participant will not receive any STIP award. If a participant in the MVP Plan terminates employment prior to the end of the fiscal year due to death, the participant will receive an award based on target performance (for both the Company performance and the shared values portions of the MVP Plan award), prorated to reflect the period of time during which the participant was employed during the fiscal year. If a participant in the MVP Plan terminates employment prior to the end of the fiscal year due to disability, the participant will receive an award based on the Company's performance for the full fiscal year (for the Company performance portion of the MVP Plan award) and target performance (for the shared values portion of the MVP Plan award), in each case prorated to reflect the period of time during which the participant was employed during the fiscal year. Under the 2007 MVP Plan, the entire MVP award would be forfeited if a participant retired before the completion of the fiscal year. For the 2008 MVP Plan, if a participant retires prior to the completion of fiscal 2008, then the participant will receive an award based on the Company's performance for the full fiscal year (for the Company performance portion of the MVP Plan award) and target performance (for the shared values portion of the MVP Plan award), in each case prorated to reflect the period of time during which the participant was employed during the fiscal year. If a participant's employment terminates prior to the payment date for MVP Plan awards for any other reason, the participant will not receive any award. Footnote 2 to the "Outstanding Equity Awards at Fiscal Year End" table describes rights of each participant in the LTIP to receive a distribution of LTIP awards upon various termination events.

        For each named executive officer, severance benefits in the event of a change-in-control are governed by the officer's Severance Agreement, the 2004 Executive Long-Term Incentive Plan, as amended, and the ICP and its Interpretive Guidelines.

        Each named executive officer's Severance Agreement is substantially similar. The agreements automatically renew for successive one-year periods unless either party gives specified prior notice of termination, provided that if a change-in-control of the Company occurs prior to the termination of the agreement, the term expires at the end of the 36th month after the month in which the change-in-control occurs. Under each agreement, during any period following a change-in-control that the officer fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company will pay the officer's full salary and benefits at the rate in effect at the commencement of that period until the officer's employment is terminated by the Company for permanent disability. Disability is defined as absence from full-time performance of the executive's duties for a period of six consecutive months. If the officer's employment is terminated for any reason following a change-in-control, the Company will pay the officer's full salary and benefits through the date of termination at the rate in effect immediately prior to the date of termination and will pay the officer's normal post-termination compensation and benefits as such payments become due, including a lump sum payment of vested, accrued and unpaid vacation pay.

        In addition, the Severance Agreements provide that if an officer is terminated following a change-in-control, other than (i) by the Company for cause, (ii) by reason of death or disability, or (iii) by the officer without good reason, including retirement from the Company, then the agreements provide that the Company shall (a) pay the officer a lump sum severance payment, in cash, equal to three times the sum of the officer's then-current annual base salary and target bonus (STIP and MVP target opportunities combined) as of the date of termination, and (b) for a three-year period following the date of termination, arrange to provide the officer and his dependents life, disability, accident and health insurance benefits substantially similar to those provided to the officer and dependents immediately prior to the date of termination. Constructive termination is deemed to have occurred if (i) the officer's employment is terminated by the Company without cause prior to a change-in-control (whether or not a change-in-control ever occurs) and at the request or direction of a person who has entered into an agreement with the Company which, if completed, would constitute a change-in-control, or (ii) the officer terminates employment for good reason prior to a change-in-control (whether or not a change-in-control ever occurs) and the circumstance that constitutes good reason occurs at the request or direction of that person, or (iii) the officer's employment is terminated by the Company without cause or by the officer for good reason and the termination, or the circumstance that constitutes good reason, is otherwise in connection with or in anticipation of a change-in-control (whether or not a change-in-control ever occurs).

        Generally, a change-in-control under the Severance Agreements occurs if any of the following events occurs:

  •
  any person becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company's then outstanding securities; or

  •
  the following individuals cease for any reason to constitute a majority of Company's directors: individuals who, on the date of the Severance Agreements, constitute the Board and any new director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least 2/3 of the directors then still in office who either were directors on the date of the Severance Agreement or whose election or nomination for election was previously so approved; or

  •
  the Company merges or consolidates with another corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to the merger or consolidation continuing to represent at least 50% of the voting power of the securities of the Company or such surviving entity outstanding immediately after the merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company, in which no person becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company's then outstanding securities; or

  •
  the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the Company sells or disposes all or substantially all of its assets, other than a sale or disposition of all or substantially all of the Company's assets to an entity, at least 50% of the voting power of the securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

        Please refer to the form of Severance Agreement attached as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ended July 31, 2007, filed with the Securities and Exchange Commission and available on the Company's website, for more details.

        Pursuant to the 2004 Executive Long-Term Incentive Plan, as amended, and the ICP and its Interpretive Guidelines, the target number of outstanding LTIP awards and the full amount of the restricted stock awards fully vest in the event of a change-in-control of the Company. For the named executive officers, these documents use the same definition of a change-in-control as set forth in their Severance Agreements. That definition is set forth above.

        The severance benefits shown in the table below for each named executive officer are based on a hypothetical change-in-control and subsequent qualifying termination event as of October 31, 2007.

	Severance Benefits (Termination Due to a Change-in-Control)
Name(1)	Cash Severance(2)	Stock Awards(3)	Welfare Benefits(4)	Totals(5)
Thomas E. Skains	$2,847,000	$4,455,776	$37,500	$7,340,276
David J. Dzuricky	$1,428,000	$933,351	$34,800	$2,396,151
Franklin H. Yoho	$1,326,000	$858,573	$34,500	$2,219,073
Michael H. Yount	$1,162,800	$596,201	$27,600	$1,786,601
Kevin M. O'Hara	$1,162,800	$704,143	$33,900	$1,900,843

(1)
All amounts assume a change-in-control and subsequent qualifying termination event as of October 31, 2007.

(2)
Amounts represent three times the officer's annual base salary and target bonus opportunity (STIP and MVP combined).

(3)
Amounts represent the vesting of target performance share opportunities for Awards #8, #9, and #10, based upon the Company's closing stock price of $25.53 on October 31, 2007. Mr. Skains' amount also represents the vesting of the restricted stock grant made on September 1, 2006, based upon the Company's closing stock price of $25.53 on October 31, 2007.

(4)
Amounts represent estimated value of three years of life, disability, accident and health insurance benefits.

(5)
Total payments represent amounts received by the officer before the officer's payment of applicable excise and income taxes.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K (17 CFR §229.402(b)), set forth above, with management. Based on the review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's annual report on Form 10-K for the fiscal year ended October 31, 2007.

Submitted by the Compensation Committee.

John W. Harris, Chair
D. Hayes Clement
Malcolm E. Everett III
Minor M. Shaw

December 13, 2007

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about Common Stock that may be issued under the Company's compensation plans, as of October 31, 2007:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for Future issuance
Equity compensation plans approved by security holders(2)	575,166(1)	0	2,007,358
Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)
Comprised of shares earned but not yet distributed under Long-Term Incentive Plan Award #6 and unvested shares under Long-Term Incentive Plan Awards #8, #9 and #10 that would be distributed if stretch goals were met. This is greater than the number of shares attributable to Awards #8, #9 and #10 that are included in the calculation of diluted earnings per share in the Company's 2007 Form 10-K. Award # 8 vested on November 1, 2007, and the actual number of shares issued was less than would have been distributed if stretch goals were met.

(2)
Award #6 was issued under the 1996 Executive Long-Term Incentive Plan, which is no longer in effect. Awards #8 and #9 were issued under the 2004 Executive Long-Term Incentive Plan, as amended, and Award #10 was issued under the ICP. Award #6 vested upon completion of a five-year performance period ended October 31, 2006 and is paid out over a three-year period. As of October 31, 2007, two installments remained to be paid. Award #8 vested on November 1, 2007, upon completion of a three-year performance period ended October 31, 2007. Awards #9 and #10 vest upon completion of three-year performance periods ending October 31, 2008, and October 31, 2009, respectively. If performance measures are met, as determined and approved by the Board of Directors, payout of each award will occur at the end of the respective performance period. Award #8 was paid, and Awards #9 and #10 are payable, in the form of Common Stock and up to 50% cash applied to taxes. All units paid out are valued at the closing market price of Common Stock on the date of distribution.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, the Company's directors, certain officers and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in their ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any known failure to file by those dates. Based upon Section 16(a) reports furnished to the Company during or with respect to fiscal 2007, the Company believes that all Section 16(a) reports were filed on a timely basis during such fiscal year, except for two late reports by Robert O. Pritchard, each involving a 401(k) rebalancing transaction.

OTHER BUSINESS

        The Board and management do not know of any other matters to be presented at the Annual Meeting. If other matters do properly come before the Annual Meeting, it is intended that the persons named in the accompanying form of proxy will vote the proxies in accordance with their best judgment. The form of proxy confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting.

MISCELLANEOUS

        The Company's 2007 Form 10-K, which includes audited financial statements and financial statement schedules, and the 2007 Summary Annual Report is being mailed along with this Proxy Statement.

        Shareholders are respectfully urged to complete, sign, date and return the accompanying proxy card in the enclosed envelope. In the alternative to completing this proxy card, you are urged to enter your vote instruction by telephone or via the Internet as explained on the proxy card. Your prompt response will be appreciated.

By order of the Board of Directors,

Jane R. Lewis-Raymond
Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

January 22, 2008

APPENDIX A

PIEDMONT NATURAL GAS COMPANY, INC.

Categorical Standards of Director Independence

        An "Independent Director" is a director who has been affirmatively determined by the Board not to have a "material relationship" with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). A director shall be deemed not to have a material relationship with the Company if he or she meets all the following criteria:

  •
  The Company does not employ, and has not within the last three fiscal years employed, the director or, except in a non-executive officer capacity, any of his or her immediate family members, except in either case in an interim capacity not exceeding six months.*

  •
  Neither the director, nor any of his or her immediate family members, during any consecutive 12-month period within the last three fiscal years, has received more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

  •
  Neither the director nor an immediate family member (i) is a current partner of a firm that is the Company's internal or outside auditor or (ii) was at any time, within the last three fiscal years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time.

  •
  The director is not employed by a firm that is the Company's internal or external auditor and the director does not have an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice.

  •
  Neither the director, nor any of his or her immediate family members, is or has been within the last three fiscal years, employed as an executive officer of another company where a present executive officer of the Company serves or served on the compensation (or equivalent) committee of the other company at the same time.

  •
  Neither the director, nor any of his or her immediate family members is a current executive officer of a company that has made payments to, or received, payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of (a) $1 million or (b) 2% of such other company's consolidated gross revenues. The measured payments and revenue are those for the last completed fiscal year.

*
For purposes of these categorical standards, the Board has adopted the definition of an "immediate family member" as adopted by the New York Stock Exchange, which includes spouse, parents, children, siblings and in-laws of the director, as well as anyone else (other than domestic employees) who share such director's home. For purposes of these categorical standards, the term "executive officer" shall have meaning specified for the term "officer" under Rule 16a-1(f) of the Securities Exchange Act of 1934, which includes an entity's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the entity in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity.

A-1

  •
  Neither the director, nor any of his or her immediate family members has had, within the last three fiscal years, a personal services contract with the Company, its chairman, chief executive officer or other executive officer, or any affiliate of the Company.

  •
  Neither the director, nor any of his or her immediate family members, has, within the last three fiscal years, been an executive officer of a foundation, university or other non-profit organization to which the Company gives directly, or indirectly through its charitable foundation or the provision of services, the greater of $1 million per annum or 2% of the consolidated gross revenues of such charitable organization.

  •
  Neither the director, nor any of his or her immediate family members, within the last three fiscal years, either directly or indirectly as a partner, shareholder or officer of another company, has owned more than 5% of the Company's common stock.

  •
  Neither the director, nor any of his or her immediate family members, has, within the last three fiscal years, been employed by (or affiliated with) a significant lender of the Company. For the purposes of this categorical standard, a lender shall be considered significant if the credit extended is more than 5% of the consolidated assets of the Company.

A-2

PIEDMONT NATURAL GAS COMPANY, INC.

Proxy for Annual Meeting of Shareholders on March 6, 2008
Solicited on Behalf of the Board of Directors

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

        The undersigned hereby appoints Vicki McElreath, Thomas E. Skains and Jane R. Lewis-Raymond, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Piedmont Natural Gas Company, Inc., to be held March 6, 2008, and at any adjournment or adjournments thereof, as follows:

The Board of Directors recommends a vote FOR the following proposals:

(Please mark your vote in blue or black ink as shown here) ☒

A.	ELECTION OF DIRECTORS
	☐	FOR ALL NOMINEES	NOMINEES:
	☐	WITHHOLD AUTHORITY to vote for all nominees	Malcolm E. Everett III (Class I) Frank B. Holding, Jr. (Class I) Minor M. Shaw (Class I)
	☐	FOR ALL EXCEPT (see INSTRUCTIONS below)	Muriel W. Sheubrooks (Class I) Frankie T. Jones, Sr. (Class III)

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

B.
RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008
☐ FOR	☐ AGAINST	☐ ABSTAIN

HOUSEHOLDING—Please indicate below if you consent to receive the following documents in a single package per household: annual reports to security holders, proxy statements and other proxy materials, and notices regarding security holder documents. This consent will remain in effect until any security holder at your address revokes it by writing to the Company's transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038, or calling the Company's transfer agent at its toll-free number 1-800-937-5449. The Company will begin sending individual copies of documents within 30 days after consent is revoked.

HOUSEHOLDING ELECTION—Please indicate if you consent to receive certain future investor communications in a single package per household	☐ Yes	☐ No

ELECTRONIC ACCESS TO FUTURE DOCUMENTS
If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your Account Number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

The Company's Proxy Statement on Schedule 14A, form of proxy card, 2007 annual report to security holders on Form 10-K and 2007 Summary Annual Report are available at: http://phx.corporate-ir.net/phoenix.zhtml?c=76635&p=irol-financial_info.

        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal A and FOR Proposal B.

Dated:	, 2008
Signature of Shareholder
Signature (if held jointly)

Please sign exactly as name appears hereon, date and return in the enclosed business reply envelope. Joint owners should each sign personally. Corporation proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should so indicate when signing.

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.
 -or-
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
 -or
INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

QuickLinks

Notice of 2008 Annual Meeting Of Shareholders And Internet Availability of Proxy Materials
Table of Contents
COMMONLY ASKED QUESTIONS
PROPOSALS TO BE VOTED UPON
CORPORATE GOVERNANCE INFORMATION
AUDIT COMMITTEE REPORT
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Officer Compensation Disclosure Tables
COMPENSATION COMMITTEE REPORT
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
MISCELLANEOUS
Appendix A Categorical Standards of Director Independence